EXHIBIT 2.2


                         STOCK PURCHASE AGREEMENT dated as of May 1, 2002,
                    between BEVERAGE ASSOCIATES (BAC) CORP., a British Virgin Islands corporation ("BAC" or "Seller") and COMPANHIA DE BEBIDAS DAS AMERICAS - AMBEV, a Brazilian corporation ("AmBev" or "Purchaser").


          WHEREAS Purchaser desires to purchase from Seller, and Seller desires to sell to Purchaser, 230,920,000 issued and outstanding Class A shares (the "Initial Shares") of Quilmes Industrial (Quinsa) Societe Anonyme, a Luxembourg corporation ("Quinsa" or the "Company");

          WHEREAS Seller and Purchaser desire to provide for the future exchange of the remaining 373,520,000 Class A shares of the Company owned by Seller or its affiliates as of the Initial Closing Date (the "Remaining Shares" and, collectively with the Initial Shares, the "Shares"), upon the terms and subject to the conditions set forth herein; and

          WHEREAS certain terms used in this Agreement are defined in Section 8.06(b) or Schedule 1.04 and all other capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Share Exchange Agreement dated as of the date hereof between AmBev and Quinsa (the "Share Exchange Agreement").

          Accordingly, the parties hereby agree as follows:

                                  ARTICLE I

                             Purchase and Sale of
                    Initial Shares; the Exchange; Closings

          SECTION 1.01. Purchase and Sale of the Initial Shares. On the terms and subject to the conditions of this Agreement, at the Initial Closing (as defined in Section 1.02), Seller shall sell, transfer and deliver or cause to be sold, transferred and delivered to Purchaser, and Purchaser shall purchase from Seller, the Initial Shares for an aggregate purchase price of U.S.$346,380,000 (the "Purchase Price"), payable as set forth below in


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Section 1.03. The purchase and sale of the Initial Shares is referred to in this Agreement as the "Initial Share Purchase". Notwithstanding anything in this Agreement to the contrary, Purchaser shall be entitled to withhold from the Purchase Price otherwise payable pursuant to this Agreement to Seller such amounts as are required to be withheld with respect to the making of such payment under any applicable tax withholding requirements under any provision of national, state, local or foreign tax law; provided that such amounts shall be deemed to have been paid to Seller for purposes of this Agreement.

          SECTION 1.02. Initial Closing Date. The closing of the Initial Share Purchase (the "Initial Closing") shall take place at the offices of Cravath, Swaine & Moore, 825 Eighth Avenue, New York, New York 10019, at 10:00 a.m. on the second business day following the satisfaction (or, to the extent permitted, the waiver by the parties entitled to the benefits thereof) of the conditions set forth in Article VI, or at such other place, time and date as shall be agreed between Seller and Purchaser. The date on which the Initial Closing occurs is referred to in this Agreement as the "Initial Closing Date".

          SECTION 1.03. Transactions to be Effected at the Initial Closing. At the Initial Closing:

          (a) Seller shall sell and transfer to Purchaser and shall deliver to Purchaser (i) share transfer forms relating to the Initial Shares being sold by it as required by Luxembourg law, (ii) evidence of the registration of AmBev as holder of such Initial Shares in the share register of Quinsa or, as the case may be, in any shareholder register or account of Quinsa held by a professional depository of securities within the meaning of the Luxembourg law of August 1, 2001 on transfer of securities and (iii) such other documents as Purchaser or its counsel may reasonably request to demonstrate satisfaction of the conditions and compliance with the covenants set forth in this Agreement.

          (b) Purchaser shall deliver to Seller (i) payment, by wire transfer to a bank account designated in writing by Seller (such designation to be made at least two business days prior to the Initial Closing Date), in immediately available funds in an amount equal to the


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Purchase Price and (ii) such other documents as Seller or its counsel may reasonably request to demonstrate satisfaction of the conditions and compliance with the covenants set forth in this Agreement.

          SECTION 1.04. The Exchange. (a) Seller's Option to Effect the Exchange. BAC shall have the option (the "Seller's Option"), exercisable on any Seller Option Date, to effect the Exchange by Seller delivering written notice to AmBev of BAC's desire to so effect the Exchange within the notice period set forth in the definition of Seller Option Date. Such option is exercisable in whole and not in part.

          (b) AmBev Option to Effect the Exchange. AmBev shall have the option (the "AmBev Option") exercisable on any AmBev Option Date, to effect the Exchange by delivering written notice to Seller of AmBev's desire to so effect the Exchange within the notice period set forth in the definition of AmBev Option Date. Such option is exercisable in whole and not in part.

          (c) Change of Control. Notwithstanding the foregoing, in the event of a Change of Control of AmBev, (i) if such Change of Control occurs before April 2005, BAC may accelerate the exercise of the Sellers Option so that the Exchange will occur on the date of consummation of the Change of Control and
(ii) if such Change of Control occurs on or after April 2005, the Option Date shall be deemed to occur automatically on the 30th day prior to the consummation of the Change of Control, without delivery of any notice of exercise by either BAC or Purchaser. Promptly after becoming aware of any Change of Control or any circumstances that reasonably could be expected to lead to a Change of Control, AmBev shall deliver to Seller a written notice of such Change of Control or circumstances. Not later than 10 business days after receiving such notice, BAC will deliver to AmBev a written notice specifying whether or not the Sellers Option will be exercised, in the case of a Change of Control occurring before April 2005, and if so, or if the Change of Control is occurring on or after April 2005, specifying whether the First Stage Applicable Multiple applicable to such Exchange will be (a) the First Stage Formula Multiple or (b) 8.0; provided that if Sellers fail to specify the First Stage Applicable Multiple, the First Stage Applicable Multiple


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will be 8.0. Notwithstanding the other provisions of this Section 1.04 and of
Schedule 1.04, in the event of the exercise of the Sellers Option upon a Change of Control of AmBev occurring before April 2005 or in the event of a Change of Control occurring on or after April 2005:

          (i) the Option Date shall be the 30th day prior to consummation of the Change of Control;

          (ii) all of the transactions contemplated in Section 1.04(d) and (e) shall take place simultaneously and both the First Stage Closing Date and the Second Stage Closing Date will occur on the date of consummation of the Change of Control;

          (iii) the measurement period for determining each of AmBev's First Stage EBITDA, Quinsa's First Stage EBITDA, AmBev's Second Stage EBITDA and Quinsa's Second Stage EBITDA shall be the four full fiscal quarters preceding the Option Date relating to the Change of Control;

          (iv) the date as of which each of AmBev's First Stage Net Debt, Quinsa's First Stage Net Debt, AmBev's Second Stage Net Debt and Quinsa's Second Stage Net Debt are calculated shall be the last day of the most recent fiscal quarter ended prior to the Option Date relating to the Change of Control;

          (v) the measurement period for each of AmBev's First Stage Preferred ADR Price and AmBev's Second Stage Preferred ADR Price shall be the 90 days prior to the 30 days prior to the first public announcement of any of the following: (w) the Change of Control, (x) the solicitation or initiation by AmBev or its controlling shareholders of any plans or proposals that led to the Change of Control, (y) the entry into an agreement with respect to the Change of Control, or (z) the fact that discussions or negotiations were taking place with respect to the Change of Control; and

          (vi) in any Exchange resulting from any Change of Control as to which BAC exercises the acceleration right described in this Section 1.04(c) and any Exchange resulting from a Change of Control that


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                                                                             5


     occurs on or after April 2005 to which the provisions of this Section 1.04(c) apply, AmBev shall satisfy its obligations under this Section
     1.04 and Schedule 1.04 (x) with respect to any class of AmBev shares that will continue to be listed and traded on a securities exchange after consummation of the Change of Control, by delivering to BAC the number of AmBev shares of such class required to be delivered in the Exchange, and
     (y) with respect to any class of AmBev shares that will not continue to be listed and traded on a securities exchange after consummation of the Change of Control, by delivering to BAC the type and amount of securities, cash or other property that would have been received by BAC had BAC been the holder of the number of AmBev shares of such class required to be delivered in the Exchange at the time of consummation of the Change of Control.

          (d) Transactions to be Effected at the First Stage Closing Date. At the First Stage Closing Date:

          (i) BAC shall sell and transfer to AmBev and shall deliver to AmBev
     (A) share transfer forms as required by Luxembourg law with respect to 75% of the BAC Exchange Shares, (B) evidence of the registration of AmBev as holder of 75% of the BAC Exchange Shares in the share register of Quinsa, or as the case may be, in any share register or account of Quinsa held by a professional depository of securities within the meaning of the Luxembourg law of August 1, 2001, on transfer of securities, and (C) such other documents as AmBev or its counsel may reasonably request to demonstrate satisfaction of the conditions and compliance with the covenants set forth in this Agreement; and

          (ii) AmBev shall issue and transfer to the entity described in
     Section 5.08 the First Stage AmBev Shares and shall deliver to Seller (A) any share transfer forms required by Brazilian law with respect to the First Stage AmBev Shares, (B) evidence of the registration of the First Stage AmBev Shares in the name of BAC or the entity described in Section
     5.08 , as applicable, and (C) shall deliver such other documents as Seller or its counsel may reasonably request to demonstrate satisfaction of the conditions


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                                                                             6


     and compliance with the covenants set forth in this Agreement.

          (e) Transactions to be Effected at the Second Stage Closing Date. At the Second Stage Closing Date:

          (i) BAC shall sell and transfer to AmBev and shall deliver to AmBev
     (A) Share transfer forms as required by Luxembourg law, with respect to all of the BAC Exchange Shares not delivered to AmBev on the First Stage Closing Date, (B) evidence of the registration of AmBev as holder of such BAC Exchange Shares in the share register of Quinsa, or as the case may be, in any share register or account of Quinsa held by a professional depository of securities within the meaning of the Luxembourg law of August 1, 2001 on transfer of securities, and (C) such other documents as AmBev or its counsel may reasonably request to demonstrate satisfaction of the conditions and compliance with the covenants set forth in this Agreement; and

          (ii) AmBev shall sell and transfer to the entity described in
     Section 5.08 the Second Stage AmBev Shares and shall deliver to Seller
     (A) any share transfer forms required by Brazilian law with respect to the Second Stage AmBev Shares, (B) evidence of the registration of the Second Stage AmBev Shares in the name of BAC or the entity described in
     Section 5.08, as applicable, and (C) such other documents as Seller or its counsel may reasonably request to demonstrate satisfaction of the conditions and compliance with the covenants set forth in this Agreement.

          (f) At each of the First Stage Closing Date and Second Stage Closing Date, AmBev and Seller will enter into an agreement, dated as of such date, with respect to the Exchange to be effected on such date pursuant to which (i) AmBev will provide representations to BAC relating to AmBev, the shares to be exchanged by it and the Exchange, consistent with Sections 4.01, 4.02, 4.03,
4.04 and 4.09 and (ii) BAC will provide representations to AmBev relating to the Company, the BAC Exchange Shares and the Exchange consistent with Sections 2.01, 2.02, 2.03, 2.04 and 2.05.


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          (g) Notwithstanding the requirement that AmBev and Seller enter into the agreements contemplated by Section 1.04(f) and make the representations contemplated thereby, the obligations of the parties hereto to effect the Exchange on the First Stage Closing Date and the Second Stage Closing Date shall be subject only to satisfaction, as of such First Stage Closing Date or Second Stage Closing Date, as the case may be, of the following conditions:

          (i) The Initial Closing shall have occurred;

          (ii) All Consents (including, without limitation, the authorizations required pursuant to the Antitrust Laws) of, or declarations or filings with, or expiration of waiting periods imposed by, any Governmental Entity necessary for the consummation of the transactions to be effected on such First Stage Closing Date or Second Stage Closing Date, as the case may be, shall have been obtained or filed or shall have occurred;

          (iii) No Applicable Law or injunction enacted, entered, promulgated, enforced or issued by any Governmental Entity or other legal restraint or prohibition preventing consummation of the transactions to be effected on such First Stage Closing Date or Second Stage Closing Date, as the case may be, shall be in effect;

          (iv) The parties shall have performed or complied in all material respects with all obligations and covenants required by Section 5.03;

          (v) With respect to AmBev's obligations, (A) BAC shall have good and marketable title to all of the Remaining Shares free and clear of any Liens and, with respect to BAC's obligations, upon delivery thereof to BAC on such First Stage Closing Date or such Second Stage Closing Date in accordance with the provisions of this Agreement, the First Stage AmBev Shares or the Second Stage AmBev Shares, as the case may be, will be duly authorized, validly issued and free of preemptive rights and Seller will obtain good and valid title thereto free and clear of any Liens and (B) the shareholders of Purchaser shall have approved


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                                                                             8


     the issuance of the First Stage AmBev Shares or the Second Stage AmBev Shares, as the case may be.

          (h) Exchange Shares. The number and type of shares to be delivered pursuant to Section 1.04(d) and (e) shall be determined pursuant to, and terms used in this Section 1.04 and not otherwise defined herein are defined in,
Schedule 1.04.

          (i) Quinsa Business Between First Stage Closing Date and Second Stage Closing Date. Notwithstanding any other provision of this Agreement or any other Operative Agreements to the contrary, during the period beginning on the First Stage Closing Date and ending on the Second Stage Closing Date, AmBev will cause the businesses of the Company and its subsidiaries to be conducted in the usual, regular and ordinary course in substantially the same manner as previously conducted. In addition (and without limiting the generality of the foregoing), except as otherwise expressly agreed in writing by BAC, during such period, AmBev shall not permit the Company or any of its subsidiaries to do any of the following:

          (i) incur or assume any liabilities, obligations or indebtedness for borrowed money or guarantee any such liabilities, obligations or indebtedness, other than in the ordinary course of business and consistent with past practice;

          (ii) pay, loan or advance any amount to, or sell, transfer or lease any of its assets to, or enter into any agreement or arrangement with any of AmBev's affiliates (other than the Company and its subsidiaries);

          (iii) acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof (other than transactions among the Company and its subsidiaries);

          (iv) make or incur any capital expenditure, including the acquisition of material assets (but excluding purchases of inventory in the ordinary course of business) that materially exceed, in the


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     aggregate, the amount thereof contemplated in the most recent annual budget approved by the Company's board of directors; and

          (v) sell, lease, license or otherwise dispose of any of its assets that are material, individually or in the aggregate, to the Company and its subsidiaries, except inventory and obsolete or excess equipment sold in the ordinary course of business consistent with past practice.

          (j) Adjustment Upon Changes in Capitalization, etc. In the event of any change in AmBev's or Quinsa's share capital by reason of a share dividend, split-up, subdivision or combination of shares or any recapitalization, reclassification, reorganization, consolidation, merger or similar transaction, or any similar change affecting AmBev's ADRs (evidencing American Depositary Shares, the "AmBev ADRs") representing AmBev's common shares or preferred shares (including a change in the number of shares underlying the AmBev ADRs), the type and number of shares subject to the Exchange and the formulas and components of the formulas in this Section 1.04 and in Schedule
1.04 shall be adjusted appropriately to reflect such change.

          (k) Right to Receive AmBev ADRs. In connection with the Exchange, BAC shall have the right to elect, at the time of delivery of notice of the exercise by BAC of the Seller's Option, within 10 business days following delivery of notice of the exercise by AmBev of the AmBev Option, or within 10 business days following the Option Date relating to a Change of Control, to receive either the number of AmBev Shares to be issued to BAC in the Exchange or AmBev ADRs (evidencing American Depositary Shares) representing such number of AmBev Shares. In the absence of such election, Seller shall receive AmBev ADRs.

          (l) Adjustments for Corporate Transactions. In the event of material acquisitions or other corporate transactions that would have a material effect on the result of the application of the valuation formulas set forth in this
Section 1.04 and Schedule 1.04 on the Exchange, the parties will discuss in good faith any necessary or appropriate adjustments.


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          (m) Notwithstanding anything to the contrary in this Section 1.04, if the Exchange occurs after a Change of Control of AmBev to which the provisions of Section 1.04(c)(vi) did not apply, AmBev (or its successor) shall satisfy its obligations under this Section 1.04 and Schedule 1.04 (x) with respect to any class of AmBev shares that will continue to be listed and traded on a securities exchange after consummation of the Exchange, by delivering to BAC the number of AmBev shares of such class required to be delivered in the Exchange, and (y) with respect to any class of AmBev shares that will not continue to be listed and traded on a securities exchange after consummation of the Exchange, by delivering to BAC the type and amount of securities, cash or other property that would have been received by BAC had BAC been the holder of the number of AmBev shares of such class required to be delivered in the Exchange (determined as of the Option Date regardless of the date on which the Change of Control occurs) at the time of consummation of the Change of Control, together with interest on the cash portion of such consideration from the date of the Change of Control to the date of the consummation of the Exchange, at a rate per annum equal to one-month LIBOR plus 3%.

                                  ARTICLE II

                        Representations and Warranties
                       Relating to Seller and the Shares

          Seller represents and warrants to Purchaser as follows:

          SECTION 2.01. Organization, Standing and Power. BAC is duly organized, validly existing and in good standing (to the extent recognized by the laws of the jurisdiction in which it is organized) under the laws of the jurisdiction in which it is organized and has full power (corporate or otherwise) and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets, including the Shares, and to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, have not had or would not


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reasonably be expected to have a material adverse effect (a) on the business, assets, condition (financial or otherwise) or results of operations of BAC and its subsidiaries, taken as a whole, (b) on the ability of BAC to perform its obligations under this Agreement and the other Operative Agreements to which is, or is specified to be, a party or (c) on the ability of BAC to consummate the Initial Share Purchase, the Exchange and the other transactions contemplated hereby and by the other Operative Agreements (collectively, the "Transactions") to which is, or is specified to be a party, (a "Seller Material Adverse Effect"). BAC and the entity described in Section 5.08 hereto, if any, have delivered, or will have delivered by Closing, to Purchaser true and complete copies of its charter documents, articles of incorporation, by-laws or other constituent documents, in each case as amended through the date of delivery.

          SECTION 2.02. Authority; Execution and Delivery; Enforceability. BAC has full power and authority to execute this Agreement, the Shareholders Agreement, the AmBev Shareholders Agreements, the Registration Rights Agreement and the other agreements and instruments to be executed and delivered in connection with or as contemplated by this Agreement, the Share Exchange Agreement or such other agreements or instruments (the "Operative Agreements") to which it is, or is specified to be, a party and to consummate the Transactions, except as set forth in Schedule 2.02. The execution and delivery by BAC of this Agreement and the other Operative Agreements to which it is, or is specified to be, a party and the consummation by BAC of the Transactions have been duly authorized by all necessary action (corporate or otherwise), except as set forth in Schedule 2.02. BAC has duly executed and delivered this Agreement and prior to the Initial Closing will have duly executed and delivered each Operative Agreement specified to be delivered on or before the Initial Closing to which it is, or is specified to be, a party, and this Agreement constitutes, and each other Operative Agreement to which it is, or is specified to be, a party will as of the Initial Closing constitute, its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to the effects of applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and equitable principles of general applicability.


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          SECTION 2.03. No Conflicts; Consents; Liabilities. The execution and delivery by BAC of this Agreement do not, the execution and delivery by BAC of each Operative Agreement to which it is, or is specified to be, a party will not, and the consummation of the Transactions and compliance by BAC with the terms hereof and thereof will not contravene, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, require the consent of any person under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any mortgages, liens, security or other interests, charges, easements, leases, subleases, covenants, rights of way, options, claims, restrictions or encumbrances of any kind (collectively, "Liens") upon any of the properties or assets of BAC under, any provision of (a) the charter documents, by-laws or other organizational documents of BAC, if applicable, (b) any contract, lease, license, indenture, agreement, commitment or other legally binding arrangement (a "Contract") to which BAC is a party or by which any of its properties or assets are bound or (c) any judgment, order or decree ("Judgment") or statute, law (including common law), ordinance, rule or regulation ("Applicable Law") applicable to BAC or its properties or assets, other than, in the case of clauses (b) and (c) above, any such items that, individually or in the aggregate, have not had or would not reasonably be expected to have a Seller Material Adverse Effect, except as set forth in Schedule 2.03. Except as set forth in Schedule 2.03, no consent, approval, license, permit, order or authorization ("Consent") of, or registration, declaration or filing with, any national, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity"), is required to be obtained or made by or with respect to BAC in connection with the execution, delivery and performance of this Agreement or any other Operative Agreement to which BAC is, or is specified to be, a party or the consummation of the Transactions to be consummated by BAC, Quinsa or its subsidiaries, other than (A) compliance with and filings under any applicable antitrust laws (collectively, the "Antitrust Laws") or


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(B) compliance with and filings under the Securities Exchange Act of 1934 (the
"Exchange Act") and the securities laws of Luxembourg.

          SECTION 2.04. The Shares. BAC, has good and valid title to the Shares, free and clear of all Liens, other than any Lien contemplated by this Agreement or the other Operative Agreements. Neither BAC nor any of its affiliates (or any direct or indirect owner of any interest in BAC or any affiliates of such owner) owns, directly or indirectly, any Outstanding Quinsa Capital Stock (as defined in the Share Exchange Agreement) other than the Shares and no more than 3,000,000 Class A Shares and 2,000,000 Class B Shares. Assuming Purchaser has the requisite power and authority to be the lawful owner of the Initial Shares, upon delivery to Purchaser at the Initial Closing of (i) an executed counterpart of the share transfer forms relating to the Initial Shares being sold by seller required by Luxembourg law, (ii) evidence of the registration of AmBev as holder of the Initial Shares in the shareholder register of Quinsa or, as the case may be, in any shareholder register or account of Quinsa held by a professional depository of securities within the meaning of the Luxembourg law of August 1, 2001 on transfer of securities and (iii) upon BAC's receipt of the Purchase Price, good and valid title to the Initial Shares will pass to Purchaser, free and clear of any Liens, other than those arising from acts of Purchaser or its affiliates. Other than pursuant to the Operative Agreements, such Initial Shares are not subject to any voting trust agreement.

          SECTION 2.05. Securities Act. The shares when acquired by BAC pursuant to the Exchange will be acquired for investment only and not with a view to any public distribution thereof, and BAC will not offer to sell or otherwise dispose of such shares so acquired by it in violation of any of the registration requirements of the Securities Act of 1933 (the "Securities Act").

          SECTION 2.06. Brokers or Finders. No agent, broker, investment banker or other firm or person retained, directly or indirectly, by or on behalf of BAC or their affiliates is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except Goldman Sachs & Co., 80% of whose


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fees and expenses will be paid by BAC and the remaining 20% of which will be paid by the Company as provided in the Share Exchange Agreement.

                                 ARTICLE III

                        Representations and Warranties
                         Relating to the Company; BAC

          BAC represents and warrants to Purchaser that: (i) each of the representations and warranties of the Company set forth in Article III of the Share Exchange Agreement is true and correct. Since the date of its formation BAC has not engaged in any business or activity other than the ownership and disposition of the shares of the Company and any activities reasonably incidental thereto and has not created, incurred or permitted to exist any debt or other monetary liability to third parties.

                                  ARTICLE IV

                 Representations and Warranties of Purchaser

          Purchaser represents and warrants to Seller as follows:

          SECTION 4.01. Organization, Standing and Power. Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has full power (corporate or otherwise) and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its business as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, have not had or would not reasonably be expected to have a material adverse effect (a) on the business, assets, condition (financial or otherwise) or results of operations of Purchaser and its subsidiaries, taken as a whole,
(b) on the ability of Purchaser to perform its obligations under this Agreement and the other Operative Agreements to which it is, or is specified to be, a party or (c) on the ability of Purchaser


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to consummate the Transactions (a "Purchaser Material Adverse Effect").
Purchaser and its subsidiaries are each duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which the conduct or nature of its business or the ownership, leasing or holding of its properties makes such qualification necessary, except such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, have not had or would not reasonably be expected to have a Purchaser Material Adverse Effect.

          SECTION 4.02. Capital Stock of Purchaser and its Subsidiaries. As of the date hereof and as of the Initial Closing Date, the authorized capital stock of Purchaser consists of 30,000,000,000 shares, without par value. As of the date hereof, there are 16,073,048,830 common shares, without par value ("Common Shares"), and 23,668,349,614 preferred shares, without par value ("Preferred Shares") (and 337,148,482 Common Shares and 1,378,503,148 Preferred Shares held in treasury) issued and outstanding (the "Purchaser Capital Stock"). Except for the Purchaser Capital Stock and as set forth on
Schedule 4.02, there are no shares of capital stock or other equity or voting securities of Purchaser issued, reserved for issuance or outstanding. The Purchaser Capital Stock and any other equity or voting securities of the Purchaser are, and upon issuance of the First Stage AmBev Shares, and Second Stage AmBev Shares (the "AmBev Exchange Shares"), the AmBev Exchange Shares will be, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights, with no personal liability attaching to ownership thereof and will not be subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of any national, state, local or foreign law, the charter documents or by-laws of Purchaser or its subsidiaries or any Contract to which Purchaser is a party or otherwise bound. At the First Stage Closing Date and the Second Stage Closing Date, subject to the compliance with the terms and conditions contained in this Agreement, BAC will obtain good and valid title to the respective AmBev Exchange Shares free and clear of any Liens. All the outstanding shares of capital stock of each subsidiary of Purchaser have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights, with no personal liability attaching to ownership thereof. There are not any bonds, debentures, notes or other indebtedness of Purchaser having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Purchaser Capital Stock may vote ("Voting Purchaser Debt"). Except as set forth in Schedule 4.02, there are not any options, warrants, rights, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind (collectively, "Rights") to which Purchaser or any of its subsidiaries is a party or by which any of them is bound (a) obligating Purchaser or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, Purchaser or of any of its subsidiaries or any Voting Purchaser Debt, (b) obligating Purchaser or any of its subsidiaries to issue, grant, extend or enter into any such Rights or (c) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights accruing to holders of Purchaser Capital Stock. As of the date of this Agreement, there are not any outstanding contractual obligations of Purchaser or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Purchaser or any of its subsidiaries.

          SECTION 4.03. Authority; Execution and Delivery; and Enforceability. Purchaser has full power and authority to execute this Agreement and the Operative Agreements to which it is, or is specified to be, a party and to consummate the Transactions, except as set forth in Schedule 4.03. The execution and delivery by Purchaser of this Agreement and the other Operative Agreements to which it is, or is specified to be, a party and the consummation by Purchaser of the Transactions have been duly authorized by all necessary action (corporate or otherwise), except as set forth in Schedule 4.03. Purchaser has duly executed and delivered this Agreement and prior to the Initial Closing will have duly executed and delivered each Operative Agreement specified to be delivered on or before the Initial Closing to which it is, or is specified to be, a party, and this Agreement constitutes, and each such

Operative Agreement to which it is, or is specified to be, a party will as of the Initial Closing Date constitute, its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to the effects of applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and equitable principles of general applicability.

          SECTION 4.04. No Conflicts; Consents. The execution and delivery by Purchaser of this Agreement do not, the execution and delivery by Purchaser of each Operative Agreement to which it is, or is specified to be, a party will not, and the consummation of the Transactions and compliance by Purchaser with the terms hereof and thereof will not contravene, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Liens upon any of the properties or assets of Purchaser or any of its subsidiaries under, any provision of (a) the charter documents or by-laws of Purchaser or any of its subsidiaries, (b) any Contract to which Purchaser or any of its subsidiaries is a party or by which any of their respective properties or assets is bound or (c) any Judgment or Applicable Law applicable to Purchaser or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (b) and
(c) above, any such items that, individually or in the aggregate, have not had or would not reasonably be expected to have a Purchaser Material Adverse Effect, except as set forth in Schedule 4.04. Except as set forth in Schedule 4.04, no Consent of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to Purchaser or any of its subsidiaries in connection with (i) the execution, delivery and performance of this Agreement or any other Operative Agreement or the consummation of the Transactions, other than (A) compliance with and filings under the Antitrust Laws, (B) compliance with and filings under the Exchange Act and the securities laws of Brazil or (C) any required Brazilian Central Bank registration.

          SECTION 4.05. Private Offering. Assuming the representations of BAC contained in Section 2.05 are true and correct, the sale, exchange and delivery of the shares of Purchaser pursuant to the Exchange will be exempt from the registration and prospectus delivery requirements of the Securities Act.

          SECTION 4.06. SEC Documents. (a) Purchaser has filed all reports, schedules, forms, statements and other documents required to be filed by Purchaser with the Securities and Exchange Commission ("SEC") since January 1, 2001 pursuant to Sections 13(a) and 15(d) of the Exchange Act (the "Purchaser SEC Documents").

          (b) As of its respective date, each Purchaser SEC Document complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Purchaser SEC Document, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          SECTION 4.07. Absence of Certain Changes or Events. Except as disclosed in the Purchaser SEC Documents filed and publicly available prior to the date of this Agreement since December 31, 2001, Purchaser has conducted its business only in the ordinary course consistent with past practice, and during such period there has not been:

          (a) any event, change, effect or development that, individually or in the aggregate, have had or would reasonably be expected to have a Purchaser Material Adverse Effect, other than events, changes, effects and developments relating to the economy in general or to the Purchaser's industry in general and not specifically relating to the Purchaser or any of its subsidiaries;

          (b) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any Purchaser Capital Stock or any repurchase for value by Purchaser of any Purchaser Capital Stock or Rights; or

          (c) any issuance, split, combination or reclassification of any Purchaser Capital Stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Purchaser Capital Stock;

          (d) any change in accounting methods, principles or practices by Purchaser or any of its subsidiaries materially affecting the consolidated assets, liabilities or results of operations of Purchaser, except insofar as may have been required by a change in GAAP.

          SECTION 4.08. Financial Statements. Schedule 4.08 sets forth the Purchaser's audited consolidated balance sheet, statement of operations and statement of sources and uses of funds for the year ended December 31, 2001, (the "Financial Statements"). The Financial Statements have been prepared in conformity with Brazilian generally accepted accounting principles consistently applied (except in each case as described in the notes thereto) and on that basis fairly present, in all material respects the financial position of Purchaser and its subsidiaries and the results of their operations and their cash flows as of the dates and for the periods indicated thereof.

          SECTION 4.09. Securities Act. The Shares to be acquired by Purchaser pursuant to the Initial Share Purchase and the Exchange, when acquired, will be acquired for investment only and not with a view to any public distribution thereof, and Purchaser shall not offer to sell or otherwise dispose of such Shares so acquired by it in violation of any of the registration requirements of the Securities Act.

          SECTION 4.10. Brokers or Finders. No agent, broker, investment banker or other firm or person retained, directly or indirectly, by or on behalf of Purchaser or its affiliates is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except Lazard Freres & Co. LLC, 80% of whose fees and expenses will be paid by Purchaser and the remainder of which will be paid by the Southern Companies as provided in the Share Exchange Agreement.

          SECTION 4.11. Financing. Purchaser has, or will have prior to the Initial Closing, sufficient cash, available lines of credit or other sources of immediately available funds to enable it to make payment of the Purchase Price and any other amounts to be paid hereunder.

                                   ARTICLE V

                                   Covenants

          SECTION 5.01. Covenants Relating to Conduct of Business. Seller shall not, and shall not permit the Company or any of its subsidiaries, and Purchaser shall not, and shall not permit any of its subsidiaries, to take any action that would, or that could reasonably be expected to, result in any of the conditions set forth in Article VI not being satisfied, except as may be required in connection with or as a result of general economic conditions, political or governmental or regulatory actions, changes or developments in monetary policy (including currency devaluations), and inflation or regulatory developments in Argentina, Brazil or any of the other jurisdictions in which the Company, Purchaser or their respective subsidiaries conduct business.

          SECTION 5.02. No Solicitation; Transfer Restrictions. (a) From the date of this Agreement until the consummation of the purchase and sale of the Initial Shares (the "Exclusivity Period"), Seller shall not, and shall not permit its affiliates to, directly or indirectly, or authorize or permit any officer, director or employee of it or its affiliates or any investment banker, attorney, accountant or other representative (the "BAC Representatives") of it or its affiliates to, (i) solicit, initiate or encourage any other Quinsa bid, (ii) enter into any agreement with respect to any other Quinsa bid, (iii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any other Quinsa bid or (iv) disclose any intention or plan inconsistent with the foregoing; provided that Seller may comply, to the extent required by the opinion of their counsel, with any order of any court of competent jurisdiction, the

Luxembourg stock exchange or supervisory authority thereof, administrative agency or commission or other governmental authority or instrumentality or as expressly required by any applicable law or regulation adopted after the date hereof. Notwithstanding the foregoing, during the Exclusivity Period, Seller may, and may permit Quinsa and the BAC Representatives to discuss with Heineken NV and its affiliates ("Heineken"), Heineken's rights under contracts among Heineken, BAC and Quinsa that are in effect as of the date of this Agreement and enter into discussions, negotiations and agreements relating to the resolution of these rights; provided that Seller will not, and will not permit Quinsa or the BAC Representatives to, enter into any agreement with Heineken that is inconsistent with the transactions contemplated by this Agreement or any of the other Operative Agreements. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any BAC Representative, whether or not such person is purporting to act on behalf of Seller or otherwise, shall be deemed to be a breach of this agreement by Seller. Seller shall, and shall cause its affiliates to, promptly advise AmBev orally and in writing of any other Quinsa bid or any inquiry with respect to or which could lead to any other Quinsa bid and the identity of the person making any such other Quinsa bid or inquiry. The term "other Quinsa bid" shall mean any proposal for a merger or other business combination, sale of securities, sale of substantial assets, joint venture or similar transaction involving Quinsa or any of its subsidiaries.

          (b) Except as provided in Sections 5.08 and 5.09, Seller shall not sell, transfer, pledge, assign or otherwise dispose of (including by gift) or permit any Lien to exist on (collectively, "Transfer"), or consent to or permit any Transfer of, any of the Shares or any interest therein, or enter into any Contract, option or other arrangement with respect to the Transfer (including any profit sharing or other derivative arrangement) of any of the Shares or any interest therein, to any person other than Purchaser or its designee; provided that BAC and its affiliates may Transfer to any of its or their affiliates or any Family Member (as defined in the Shareholders Agreement) an interest in BAC or its affiliates so long as such Transfer does not involve a direct Transfer of any Shares.

          SECTION 5.03. Reasonable Best Efforts. (a) On the terms and subject to the conditions of this Agreement and Section 5.03(b), each party shall use its reasonable best efforts to cause the Initial Closing, the First Stage Closing and the Second Stage Closing (each, a "Closing") to occur, including taking all reasonable actions necessary to comply promptly with all legal requirements that may be imposed on it or any of its affiliates with respect to each Closing.

          (b) Seller and Purchaser shall, and Seller shall cause the Company to, as promptly as practicable, but in no event later than five business days following the execution and delivery of this Agreement and the Option Date, if necessary, make the necessary filings and submissions with the applicable antitrust authorities under the Antitrust Laws (the "Antitrust Authorities") required for the Transactions and any supplemental information requested in connection therewith pursuant to the Antitrust Laws. Any such filings and submissions and supplemental information shall be in substantial compliance with the requirements of the Antitrust Laws. BAC and Purchaser shall furnish to the other, and BAC shall cause the Company to furnish to Purchaser, such information and reasonable assistance as the other may request in connection with its preparation of any filing or submission that is necessary under the Antitrust Laws. Seller and Purchaser (i) shall keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from, the Antitrust Authorities, (ii) shall comply promptly with any such inquiry or request and (iii) shall promptly provide any supplemental information requested in connection with the filings made hereunder pursuant to the Antitrust Laws. Any such supplemental information shall be in substantial compliance with the requirements of the Antitrust Laws. BAC and Purchaser shall use their reasonable best efforts to obtain any clearance required under the Antitrust Laws for the consummation of each Closing; provided that neither BAC nor Purchaser shall be obligated to comply with any conditions to approval required by the Antitrust Authorities pursuant to the Antitrust Laws that would be burdensome or unduly expensive within the meaning of Section 7.01(a)(v).

          (c) Each party shall, and shall cause its affiliates to, use its reasonable best efforts (at its own expense) to obtain as soon as practicable, and to cooperate in obtaining as soon as practicable, all consents from third parties and Governmental Entities necessary or appropriate to permit the consummation of each Closing.

          SECTION 5.04. Expenses; Transfer Taxes. (a) Subject to Sections 2.06 and 4.10 of this Agreement, whether or not the Initial Closing takes place, and except as set forth in the next sentence, in paragraph (b) below or in
Article VIII, all costs and expenses incurred in connection with this Agreement and the Operative Agreements and the Transactions, including all costs and expenses incurred pursuant to Section 5.03, shall be paid by the party incurring such expense. Notwithstanding the foregoing, it is expressly understood and agreed that (i) the Company will pay 20% (which the parties agree are expenses attributable to the Share Exchange Agreement) and BAC shall pay the remainder of the fees and expenses of Davis Polk & Wardwell, Elvinger, Hoss & Prussen and Pinhero Neto and that BAC shall pay any other fees and expenses incurred in connection with the Transactions and (ii) the Southern Companies shall pay 20% and AmBev shall pay the remainder of the fees and expenses of Cravath, Swaine & Moore, Barbosa Mussnich & Aragao and Bonn Schmitt Steichen.

          (b) All taxes and fees applicable to the transfers of the Shares shall be paid by Seller and all transfer taxes and fees applicable to the transfers of the BAC Exchange Shares shall be paid by AmBev. Each party shall use reasonable efforts to avail itself of any available exemptions from any such taxes or fees, and to cooperate with the other parties in providing any information and documentation that may be necessary to obtain such exemptions.

          SECTION 5.05. Publicity. From the date hereof through the Initial Closing Date, no public release or announcement concerning the transactions contemplated hereby shall be issued by any party or its affiliates without the prior consent of the other party (which consent shall not be unreasonably withheld), except as such release or announcement may be required by applicable United States or foreign laws, rules or regulations or the rules of any United States or foreign securities exchange or supervisory authority thereof, in which case the party required to make the release or announcement shall use all reasonable efforts to allow the other party reasonable time to comment on such release or announcement in advance of such issuance; provided, however, that each party may make internal announcements to its respective employees that are consistent with the parties' prior public disclosures regarding the transactions contemplated hereby after reasonable prior notice to and consultation with the other.

          SECTION 5.06. Further Assurances. From time to time, as and when requested by any party, each party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions (subject to Section 5.03), as such other party may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement.

          SECTION 5.07. Share Exchange Agreement; Shareholders Agreements; Registration Rights Agreement. BAC agrees to cause the Company to comply with the terms of the Share Exchange Agreement. Each of AmBev and BAC agrees to execute and deliver, and BAC agrees to cause the Company to execute and deliver, on or prior to the Initial Closing Date, the Shareholders Agreement and the Registration Rights Agreement. Each of AmBev and BAC agrees to execute and deliver, and AmBev agrees to cause the AmBev Control Group (as defined in the AmBev Shareholders Agreement) to execute and deliver, on or prior to the Initial Closing Date, an AmBev Governance Agreement, governed by the laws of Brazil (the "AmBev Governance Agreement") containing the provisions set forth in Articles III and IV of the form of AmBev shareholders agreement attached as Exhibit A hereto (the "Model AmBev Shareholders Agreement") and an AmBev Share Transfer Agreement, governed by the laws of the State of New York (the "AmBev Share Transfer Agreement" and, together with the AmBev Governance Agreement, the "AmBev Shareholders Agreements") containing the remaining provisions set forth in the Model AmBev Shareholders Agreement; provided that each of the AmBev Shareholders Agreements shall provide that it becomes effective only upon the consummation of the First Stage Exchange.

          SECTION 5.08. Transfer of Remaining Shares. Seller shall have the right but not the obligation to Transfer all the Shares to a special purpose entity, and cause the Company to register such entity as the holder of the Shares in the shareholder register of the Company. After any Shares are Transferred to it, any such special purpose entity, (a) will not engage in any business or activity other than the ownership and disposition of the Shares in accordance with this Agreement and the other Operative Agreements and any activities reasonably incidental thereto; (b) will not create, incur or permit to exist any debt or other monetary liability to third parties or any Lien upon any of the Shares except for Liens for the benefit of Purchaser; (c) will not liquidate or dissolve, or merge into or consolidate with, or sell or otherwise transfer any of its assets to, any other person. Prior to the Initial Closing, any such entity shall become party to this Agreement and BAC or any such entity shall enter into appropriate custody, escrow or pledge agreements for the benefit of Purchaser, with terms and conditions reasonably satisfactory to Purchaser, to assure delivery of the BAC Exchange Shares to Purchaser free and clear of all Liens and as otherwise required by Sections 1.04(d)(i) and 1.04(e)(i).

          SECTION 5.09. Deposit of Class A Shares in Trust. Prior to the Initial Closing Date, 60,000,000 Class A Shares of the Company shall be irrevocably deposited in trust by BAC with a trustee and under a trust agreement reasonably acceptable to Purchaser and BAC and Purchaser shall receive evidence of the registration of such shares in the name of the trustee in the share register of the Company. The trust agreement will provide that the trustee will vote such shares only in accordance with instructions of both Purchaser and BAC and providing for the release of Class A Shares from the trust agreement on a periodic basis as necessary to maintain equivalence between the total number of voting Quinsa shares held by BAC outside of the trust agreement and the total number of voting Quinsa shares held by AmBev.

                                  ARTICLE VI

                             Conditions Precedent

          SECTION 6.01. Conditions to Each Party's Obligation. The obligation of Purchaser to purchase and pay for the Initial Shares and the obligation of Seller to sell the Initial Shares to Purchaser is subject to the satisfaction or waiver on or prior to the Initial Closing Date of the following conditions:

          (a) Governmental Approvals. All Consents (including, without limitation, the authorizations required pursuant to the Antitrust Laws) of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity necessary for the consummation of the Transactions shall have been obtained or filed or shall have occurred.

          (b) No Injunctions or Restraints. No Applicable Law or injunction enacted, entered, promulgated, enforced or issued by any Governmental Entity or other legal restraint or prohibition preventing the consummation of the Transactions shall be in effect.

          SECTION 6.02. Conditions to Obligation of Purchaser. The obligation of Purchaser to purchase and pay for the Initial Shares is subject to the satisfaction of (or waiver by Purchaser), on or prior to the Initial Closing Date of the following conditions:

          (a) Representations and Warranties. The representations and warranties of BAC in this Agreement and the other Operative Agreements to which it is a party shall be true and correct in all respects (as if they were not qualified as to materiality) as of the Initial Closing Date as though made on the Initial Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all respects on and as of such earlier date), with only such exceptions as would not be reasonably expected to have, individually or in the aggregate, a Seller Material Adverse Effect or a Quinsa Material Adverse Effect, as the case may be. Purchaser shall have received a certificate signed by an authorized officer of Seller to such effect.

          (b) Performance of Obligations of Seller. Seller and the Company shall have performed or complied in all material respects with all obligations and covenants required by this Agreement and the Operative Agreements to which it is a party to be performed or complied with by it on or prior to Initial Closing Date, and Purchaser shall have received a certificate signed by an authorized officer of Seller to such effect.

          (c) Opinion of Counsel. Purchaser shall have received opinions dated the Initial Closing Date of (i) Paul Weiss Rifkind Wharton & Garrison, United States counsel to Seller, substantially in the form of Exhibit B, (ii) Elvinger, Hoss & Prussen, Luxembourg counsel to BAC and the Company, substantially in the form of Exhibit C, (iii) Marval, O'Farrell & Mairal, Argentine counsel to Seller, substantially in the form of Exhibit D and (iv) Harney Westwood & Riegels, British Virgin Islands counsel to BAC and the entity described in Section 5.08, substantially in the form of Exhibit E.

          (d) Other Documents. BAC shall have furnished to Purchaser such other documents relating to corporate existence and authority and such other matters as Purchaser or its counsel may reasonably request.

          (e) Directors. On the Initial Closing Date, BAC shall have taken the actions necessary to cause Purchaser's nominees to be elected to the Board of Directors of the Company and its subsidiaries in accordance with the Shareholders Agreement, effective upon the consummation of the Initial Closing.

          (f) Shareholders Agreement. BAC shall have executed and delivered on or prior to the Initial Closing Date a Shareholders Agreement, substantially in the form attached as Exhibit F hereto (the "Shareholders Agreement").

          (g) AmBev Shareholders Agreements. BAC shall have executed and delivered on or prior to the Initial Closing Date the AmBev Shareholders Agreements.

          (h) Share Exchange Agreement; Consummation. The transactions required to be consummated by the Share Exchange Agreement on the Closing (as such term is defined therein) shall have been consummated or shall be consummated simultaneously with the Initial Closing.

          (i) Registration Rights Agreement. BAC shall have executed and delivered on or prior to the First Stage Closing a Registration Rights Agreement, substantially in the form attached as Exhibit G hereto (the "Registration Rights Agreement").

          SECTION 6.03. Conditions to Obligation of Seller. The obligation of Seller to sell the Initial Shares is subject to the satisfaction (or waiver by Seller) on or prior to the Initial Closing Date of the following conditions:

          (a) Representations and Warranties. The representations and warranties of Purchaser made in this Agreement and the Operative Agreements shall be true and correct in all respects (as if they were not qualified as to materiality), except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all respects, on and as of such earlier date), with only such exceptions as would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect. Seller shall have received a certificate signed by an authorized officer of Purchaser to such effect.

          (b) Performance of Obligations of Purchaser. Purchaser shall have performed or complied in all material respects with all obligations and covenants required by this Agreement and the Operative Agreements to be performed or complied with by Purchaser on or prior to the Initial Closing Date, and Seller shall have received a certificate signed by an authorized officer of Purchaser to such effect.

          (c) Opinion of Purchaser's Counsel. Seller shall have received opinions dated the Initial Closing Date of (i) Cravath, Swaine & Moore, United States counsel to Purchaser, substantially in the form of Exhibit H, and (ii) Barbosa, Mussnich and Aragao, Brazilian counsel to Purchaser, substantially in the form of Exhibit I.

          (d) Other Documents. Purchaser shall have furnished to Seller such other documents relating to corporate existence and authority and such other matters as Seller or its counsel may reasonably request.

          (e) Shareholders Agreement. Purchaser shall have executed and delivered on or prior to the Initial Closing Date the Shareholders Agreement.

          (f) AmBev Shareholders Agreement. Purchaser shall have executed and delivered on or prior to the Initial Closing Date the AmBev Shareholders Agreements.

          (g) Share Exchange Agreement; Consummation. The transactions required to be consummated by the Share Exchange Agreement on the Closing (as such term is defined therein) shall have been consummated or shall be consummated simultaneously with the Initial Closing.

          SECTION 6.04. Registration Rights Agreement. Purchaser shall have executed and delivered on or prior to the First Stage Closing the Registration Rights Agreement.

          SECTION 6.05. Frustration of Closing Conditions. Neither Purchaser nor Seller may rely on the failure of any condition set forth in this Article VI to be satisfied if such failure was caused by such party's failure to act in good faith or to use its reasonable best efforts to cause the Closing to occur as required by Section 5.03.

                                 ARTICLE VII

                       Termination, Amendment and Waiver

          SECTION 7.01. Termination. (a) Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated and the Transactions abandoned at any time prior to the Initial Closing:

          (i) by mutual written consent of BAC and Purchaser;

          (ii) by BAC if any of the conditions set forth in Sections 6.01 or
     6.03 shall have become incapable of fulfillment, and shall not have been waived by BAC;

          (iii) by Purchaser if any of the conditions set forth in Sections
     6.01 or 6.02 shall have become incapable of fulfillment, and shall not have been waived by Purchaser;

          (iv) by BAC or Purchaser, if the Initial Closing does not occur on or prior to April 30, 2003; or

          (v) by BAC or Purchaser if, in its reasonable opinion, compliance with any conditions to approval required by the Antitrust Authorities pursuant to the Antitrust Laws would be burdensome or unduly expensive; provided, however, that prior to such termination BAC or Purchaser, as the case may be, shall have used its reasonable best efforts to negotiate an arrangement acceptable to it with the Antitrust Authorities for satisfying such request or condition;

provided, however, that the party seeking termination pursuant to clause (ii),
(iii) or (iv) or (v) is not then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement.

For purposes of Section 7.01(a)(v), a condition required by the Antitrust Authorities shall be burdensome or unduly expensive only if (i) in the case of BAC, such condition seeks (A) to prohibit or limit the ownership or operation by Quinsa or any of its respective subsidiaries of any material portion of the business or assets of Quinsa and its subsidiaries, taken as a whole (as if the Transactions had been completed), or to compel Quinsa or any of its subsidiaries to dispose of or hold separate any material portion of the business or assets of Quinsa and its subsidiaries, taken as a whole (as if the Transactions had been completed) or (B) to prohibit Quinsa or any of its subsidiaries from effectively controlling in any material respect the business or operations of Quinsa and its subsidiaries, taken as a whole (as if the Transactions had been completed) and (ii) in the case of Purchaser, such condition seeks (A) to prohibit or limit the ownership or operation by Purchaser or any of its subsidiaries of a material portion of the business or assets thereof, or to compel Purchaser and its subsidiaries to dispose of or hold separate any material portion of the business or assets thereof, taken as a whole (as if the Transactions had been completed), or (B) to impose limitations on ability of Purchaser to acquire or hold, or exercise full rights of ownership of, the Shares, including the right to vote the

Shares on all matters properly presented to the shareholders of Quinsa.

          (b) In the event of termination by Seller or Purchaser pursuant to this Section 7.01, written notice thereof shall forthwith be given to the other and the Transactions shall be terminated, without further action by any party. If the Transactions are terminated as provided herein:

          (i) each party shall return all documents and other material received from the other or the Company relating to the Transactions, whether so obtained before or after the execution hereof; and

          (ii) all confidential information received by Purchaser with respect to the business of the Company and the Subsidiaries or by Seller or the Company with respect to the business of Purchaser and its subsidiaries shall be treated in accordance with the Confidentiality Agreements, which shall remain in full force and effect for a period of one year from the date of termination notwithstanding the termination of this Agreement.

          SECTION 7.02. Effect of Termination. If this Agreement is terminated and the Transactions are abandoned as described in Section 7.01, this Agreement, except for the provisions of (a) Section 5.04 relating to certain expenses, (b) Section 2.06 and 4.10 relating to finder's fees and broker's fees, (c) Section 7.01 and this Section 7.02, (d) Section 5.05 relating to publicity and (e) Article VIII. Nothing in this Section 7.02 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement.

          SECTION 7.03. Liquidated Damages. Notwithstanding anything to the contrary contained elsewhere in this Agreement or the other Operative Agreements, if the First Stage Closing or the Second Stage Closing do not occur solely because of the failure of the condition set forth in Section 1.04(g)(v)(B) to be satisfied (provided that such failure is not due to the effect of any Applicable Law or injunction enacted, entered, promulgated, enforced or issued by any Governmental Entity or other legal restraint or prohibition preventing the satisfaction of such condition), then the Seller shall be entitled to receive and retain from Purchaser (without payment of any consideration by BAC), as liquidated damages representing Seller's sole and exclusive remedy for all damage claims relating to this Agreement, the Initial Shares. Upon delivery to Seller of the Initial Shares in satisfaction of such liquidated damages, Purchaser shall have no further liability to Seller, in contract, tort or otherwise, for claims relating to this Agreement.

          SECTION 7.04. Amendments and Waivers. (a) This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. By an instrument in writing, Purchaser, on the one hand, or BAC, on the other hand, may waive compliance by the other with any term or provision of this Agreement that such other party was or is obligated to comply with or perform.

          (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or future exercise thereof or the exercise of any other right, power or privilege.

                                 ARTICLE VIII

                              General Provisions

          SECTION 8.01. Survival. The representations and warranties in this Agreement and in any certificate delivered pursuant hereto shall survive the Initial Closing and shall terminate upon the first anniversary of the Initial Closing Date; provided, however, that (i) the provisions of Sections 2.04 and
4.02 shall survive the Second Stage Closing without limit as to time, (ii) the representations and warranties contemplated by Section 1.04(f) (other than those in Sections 2.04 and 4.02) shall terminate on the first anniversary of the Second Stage Closing Date and (iii) if either party gives notice to the other of any action, suit or proceeding or any claim in connection with the Transactions that is pending or threatened as of the expiration of the one-year period after the Initial Closing Date or the Second Stage Closing as the case may be, such representations and warranties shall survive until the resolution of such action, suit, proceeding or claim.

          SECTION 8.02. Assignment. This Agreement and the rights and obligations hereunder shall not be assignable or transferable by any party (including by operation of law in connection with a merger or consolidation of such party) without the prior written consent of the other party hereto. Notwithstanding the foregoing, (a) Purchaser may assign its right to purchase or acquire the Shares to an affiliate of Purchaser without the prior written consent of any other party and (b) upon any Transfer permitted by Section 5.08, the special purpose entity described therein shall automatically and without further action by or on behalf of any party hereto be deemed to have been assigned (and to have assumed) all of the rights and obligations hereunder of BAC, it being understood that Seller agrees to cause any such special purpose entity to execute and deliver any documents reasonably requested by Purchaser or its counsel to effect or evidence such assignment (and the assumption, including, without limitation, in the case of such special purpose entity, a counterpart of this Agreement); provided, however, that no assignment shall limit or affect the assignor's obligations hereunder. Any attempted assignment in violation of this Section shall be void.

          SECTION 8.03. No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

          SECTION 8.04. Attorney Fees. A party in breach of this Agreement shall, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement. The payment of such expenses is in addition to any other relief to which such other party may be entitled.

          SECTION 8.05. Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by fax or sent, postage prepaid, by registered, certified or express mail or overnight courier service and shall be deemed given when so delivered by hand or fax, or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service), as follows:

          (a)  if to Purchaser,

               Companhia de Bebidas das Americas -- AmBev
               Avenida Maria Coelho Aguiar, 215-Bloco F, 6(degree) andar
               05801-900 Sao Paulo
               Brazil

                    Attention of Felipe Dutra

          with a copy to:

               Cravath, Swaine & Moore
               Worldwide Plaza
               825 Eighth Avenue
               New York, New York  10019

                    Attention of David Mercado; and

          (b) if to BAC,

              Societe International de Finance
              Lowenstrasse
              Zurich, Switzerland 19 CH-8001

                   Attention of Giovanni Pasqualotti

          With a copy to:

              Paul Weiss Rifkind Wharton & Garrison
              Alder Castle
              10 Noble Street
              London EC2V 7JU
              United Kingdom

                    Attention of Mark Bergman

          With a copy to:

              Davis Polk & Wardwell
              450 Lexington Avenue
              New York, New York 10017,

                   Attention of Diane Kerr.

          SECTION 8.06. Interpretation; Exhibits and Schedules; Certain Definitions. (a) The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any matter set forth in any provision, subprovision, section or subsection of any Schedule shall, unless the context otherwise manifestly requires, be deemed set forth for all purposes of the Schedules. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein, shall have the meaning as defined in this Agreement. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.

          (b) For all purposes hereof:

          "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person and, in the case of an individual, (i) upon the death of such individual, such individual's executors, administrators or testamentary trustees, (ii) such individual's spouse, parents, siblings or descendants or such parents', siblings' or descendants' or such parents', siblings' or descendants' spouses, (iii) a trust the beneficiaries of which include only such individual or any of the relatives of such individual specified in clause (ii), (iv) any affiliate of such individual and (v) any affiliate of the persons listed in (i), (ii) or
(iii).

          "including" means including, without limitation.

          "person" means any individual, firm, corporation, partnership, limited liability company, trust, joint venture, Governmental Entity or other entity.

          "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person or by another subsidiary of such first person.

          The following terms are defined in the Section set forth opposite the term:

                  Terms                                        Section
                  -----                                        -------
                  AmBev                                        preamble
                  AmBev ADRs                                   1.04(j)
                  AmBev Exchange Shares                        4.02
                  AmBev Governance Agreement                   5.07
                  AmBev Option                                 1.04(b)
                  AmBev Share Transfer Agreement               5.07
                  AmBev Shareholders Agreements                5.07
                  Antitrust Authorities                        5.03(b)
                  Antitrust Laws                               2.03
                  Applicable Law                               2.03

                  BAC                                          preamble
                  BAC Representatives                          5.02(a)
                  Closing                                      5.03(a)
                  Common Shares                                4.02
                  Company                                      preamble
                  Consent                                      2.03
                  Contract                                     2.03
                  Debt Factors                                 1.04(c)
                  Exchange Act                                 2.03
                  Exclusivity Period                           5.02(a)
                  Financial Statements                         4.08
                  Governmental Entity                          2.03
                  Heineken                                     5.02(a)
                  Initial Closing                              1.02
                  Initial Closing Date                         1.02
                  Initial Share Purchase                       1.01
                  Initial Shares                               preamble
                  Judgment                                     2.03
                  Liens                                        2.03
                  Model AmBev Shareholders Agreement           5.07
                  Operative Agreements                         2.02
                  Preferred Shares                             4.02
                  Prospective Transferee                       5.02(b)
                  Purchase Price                               1.01
                  Purchaser                                    preamble
                  Purchaser Capital Stock                      4.02
                  Purchaser Material Adverse Effect            4.01
                  Purchaser SEC Documents                      4.06(a)
                  Quinsa                                       preamble
                  Registration Rights Agreement                6.02(i)
                  Remaining Shares                             preamble
                  Rights                                       4.02
                  SEC                                          4.06(a)
                  Securities Act                               2.05
                  Seller                                       preamble
                  Seller Material Adverse Effect               2.01
                  Seller's Option                              1.04(a)
                  Share Exchange Agreement                     preamble
                  Shareholders Agreement                       6.02(f)
                  Shares                                       preamble
                  Transactions                                 2.01
                  Transfer                                     5.02(b)
                  Voting Purchaser Debt                        4.02

          SECTION 8.07. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties. An executed counterpart of this Agreement delivered by fax shall be deemed to be an original and shall be as effective for all purposes as delivery of a manually executed counterpart.

          SECTION 8.08. Entire Agreement. This Agreement and the Operative Agreements contain the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter. None of the parties shall be liable or bound to any other party in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth herein or in the Operative Agreements.

          SECTION 8.09. Severability. If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstances.

          SECTION 8.10. Arbitration. (a) Any and all differences, controversies and disputes of any nature whatsoever arising out of or relating to this Agreement or any Operative Agreement, including without limitation any dispute relating to its validity, interpretation, performance or termination, shall be referred to three arbitrators, all of which shall be appointed by the Court of Arbitration of the International Chamber of Commerce. The arbitrators shall proceed according to the Rules of Arbitration of the International Chamber of Commerce. The arbitration proceedings shall be conducted in the English language and the seat of the arbitration shall be New York City (United States of America). The arbitrators appointed in connection herewith shall be knowledgeable of New York laws and fluent in the English language.

          (b) All submissions and awards in relation to arbitration under this Agreement shall be made in English, and all arbitration proceedings and all pleadings shall be in English. Witnesses not fluent in English may give evidence in their native tongue (with appropriate translation). Original documents in a language other than English shall be submitted as evidence in English translation accompanied by the original or true copy thereof.

          (c) The procedural rules governing arbitration hereunder shall be established by the arbitrators; provided that (i) each party may call upon the other party to supply the arbitrators with documents in such other party's control relevant to the dispute; (ii) each party shall be entitled to present the oral testimony of witnesses as to fact and expert witnesses; (iii) each party shall be entitled to question directly any witnesses who present testimony to the arbitrators; and (iv) at the request of any party, a written transcript in English shall be made of each hearing before the arbitrators and shall be furnished to the parties. The arbitrators may, at the request of any party, order provisional or conservatory measures.

          (d) Each party participating in such arbitration shall pay its own legal fees and expenses incurred in connection with the arbitration and the expense of any witness produced by it. The cost of any stenographic record and all transcripts thereof shall be pro-rated equally among all parties ordering copies and shall be paid by the parties directly to the reporting agency. All other expenses of the arbitration, including required traveling and other expenses and fees of the arbitrators and the expenses of any witness or the cost of any proof produced at the request of the arbitrators, shall be borne as determined by the arbitrators.

          (e) Any award shall be final and not subject to appeal and the parties waive all challenge to any award of the arbitrators under this Section
8.10. Any award may be entered or presented by any of the parties for enforcement in any court of competent jurisdiction sitting in New York, New York, and the parties hereby consent to the jurisdiction of such court solely for purposes of enforcement of any award. Each party further agrees that service of any process, summons, notice or document in the manner provided for notices in Section 8.05 shall be effective service for purposes of any such enforcement action.

          SECTION 8.11. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

          IN WITNESS WHEREOF, Seller and Purchaser have duly executed this Agreement as of the date first written above.


                                          BEVERAGE ASSOCIATES (BAC)
                                          CORP.,

                                            by   /s/ Christian Baillet
                                              -----------------------------
                                              Name:  Christian Baillet
                                              Title: Chairman of the
                                                     Board of Directors


                                          COMPANHIA DE BEBIDAS DAS
                                          AMERICAS-AMBEV,

                                            by   /s/ Marcel Herrmann Telles
                                              ----------------------------
                                              Name:  Marcel Herrmann Telles
                                              Title: Attorney-in-fact

                                            by   /s/ Roberto M. Thompson Motta
                                              ----------------------------
                                              Name:  Roberto M. Thompson Motta
                                              Title: Attorney-in-fact

                                 Schedule 1.04


                                I. FIRST STAGE


                    (1) "AmBev's First Stage Equity Value" means AmBev's First
               Stage Preferred ADR Price multiplied by AmBev's First Stage ADR Equivalent Shares Outstanding.

                    (a)"AmBev's First Stage Preferred ADR Price" means the weighted average (based on the ADR daily trading volume) of AmBev's Preferred ADR Price over the 90-day period preceding the Option Date.

                    (b) "AmBev's First Stage ADR Equivalent Shares Outstanding" means (i) the number of AmBev's total common and preferred shares outstanding, on a fully diluted basis, on the business day prior to the Option Date divided by (ii) the number of shares represented by each AmBev ADR.


                    (2) "AmBev's First Stage Enterprise Value" means AmBev's
               First Stage Equity Value plus AmBev's First Stage Net Debt.

                    (a)"AmBev's First Stage Net Debt" means the sum (without duplication) of the product of the Net Debt of each of AmBev's subsidiaries multiplied by the percentage direct or indirect ownership that AmBev owns in such subsidiaries as of the day prior to the Option Date plus any Net Debt at the AmBev level, in each case as reflected on the March 31 balance sheet of AmBev and such subsidiaries prior to the Option Date.


                    (3) "First Stage Applicable Multiple" means , subject to
               Section 1.04(c) either (a) the First Stage Formula Multiple or
               (b) 8.0, as elected by BAC at the time of the exercise of Seller Option or within 10 business days following the exercise of the AmBev Option.

                    a)"AmBev's First Stage EBITDA" means the sum (without duplication) of the product of the EBITDA of each operating company that AmBev holds a direct or indirect economic participation in (1) multiplied by the percentage direct or indirect ownership that AmBev owns in such operating company as of the day prior to the Option Date plus 100% of the EBITDA at the AmBev level, in each case for the fiscal year preceding the year of the First Stage Closing Date; provided that if AmBev makes an acquisition during such fiscal year, the acquired person's EBITDA for the 12-month period representing such fiscal year shall be included, on a pro forma basis, as though AmBev had made such acquisition on the first day of such fiscal year; and provided further that if AmBev makes a disposition during such fiscal year, the EBITDA associated with the disposed asset for the 12-month period representing such fiscal year shall be excluded, on a pro forma basis, as though AmBev had made such disposition on the first day of such fiscal year.

                    b)"First Stage Formula Multiple" means AmBev's First Stage Enterprise Value divided by AmBev's First Stage EBITDA.

                    (4) "Quinsa's First Stage Enterprise Value" means the
               First Stage Applicable Multiple multiplied by Quinsa's First Stage EBITDA.

                    a) "Quinsa's First Stage EBITDA" means the sum (without duplication) of the product of the EBITDA of each operating company that Quinsa holds a direct or indirect economic participation in multiplied by the percentage direct or indirect ownership that Quinsa owns in such operating company as of the day prior to the Option Date plus 100% of the EBITDA at the Quinsa level, in each case for the fiscal year preceding the year of the First Stage Closing Date; provided that if Quinsa makes an

___________________

(1) Assuming, for all references in this Section 1.04 to the financial position of any direct or indirect subsidiaries of AmBev or Quinsa that such subsidiaries have audited financials that are reconciled to U.S. GAAP.

                    acquisition during such fiscal year, the acquired person's EBITDA for the 12-month period representing such fiscal year shall be included, on a pro forma basis, as though Quinsa had made such acquisition on the first day of such fiscal year; and provided further that if Quinsa makes a disposition during such fiscal year, the EBITDA associated with the disposed asset for the 12-month period representing such fiscal year shall be excluded, on a pro forma basis, as though Quinsa had made such disposition on the first day of such fiscal year.

                    (5) "Quinsa's First Stage Equity Value" means (a) Quinsa's
               First Stage Enterprise Value minus (b) Quinsa's First Stage Net Debt.

                    a) "Quinsa's First Stage Net Debt" means the sum (without duplication) of the product of the Net Debt of each of Quinsa's subsidiaries multiplied by the percentage direct or indirect ownership that Quinsa owns in such subsidiaries as of the day prior to the Option Date plus any Net Debt at the Quinsa level, in each case as reflected on the March 31 balance sheet of Quinsa and such subsidiaries prior to the Option Date.


                    (6) "BAC's First Stage Equity Value" means (a) Quinsa's
               First Stage Equity Value divided by Quinsa's First Stage Shares Outstanding multiplied by (b) the number of BAC Exchange Shares.

                    a)"Quinsa's First Stage Shares Outstanding" means the total number of Quinsa's shares outstanding, on a fully diluted basis, as of the last business day prior to the Option Date.

                    (7) "Preferred Shares Issued to BAC in the First Stage"
               means, the number of Preferred Shares determined pursuant to the following formula:



                                       (BAC's First Stage Equity Value x 0.599621 x 0.9207)
               Number of Preferred   =  ----------------------------------------------------------------  X 0.75
               Shares                   AmBev's First Stage Preferred Share Price


                    a) "AmBev's First Stage Preferred Share Price" means AmBev's First Stage Preferred ADR Price divided by the number of shares represented by each AmBev ADR.


                    (8) "Common Shares Issued to BAC in the First Stage"
               means, the number of Common Shares determined pursuant to the following formula:




                       (BAC's First Stage Equity Value x 0.40037901 x the
Number of Common       Applicable Percentage for Common Stock) x 0.9207
Shares             =   ----------------------------------------------------------   x 0.75
                       AmBev's First Stage Preferred Share Price




                    (9) "First Stage AmBev Shares" means Preferred Shares
               Issued to BAC in the First Stage and Common Shares Issued to BAC in the First Stage.

                               II. SECOND STAGE


                    (1) "AmBev's Second Stage Equity Value" means AmBev's
               Second Stage Preferred ADR Price multiplied by AmBev's Second Stage ADR Equivalent Shares Outstanding.

                    a) "AmBev's Second Stage Preferred ADR Price" means the weighted average (based on the ADR daily trading volume) of AmBev's Preferred ADR Price over the 90-day period preceding the Second Stage Closing Date.

                    b) "AmBev's Second Stage ADR Equivalent Shares Outstanding" means (i) the number of AmBev's total shares outstanding, on a fully diluted basis, on the business day preceding the Second Stage Closing Date divided by (ii) the number of shares represented by each AmBev ADR.


                    (2) "AmBev's Second Stage Enterprise Value" means AmBev's
               Second Stage Equity Value plus AmBev's Second Stage Net Debt.

                    a) "AmBev's Second Stage Net Debt" means sum (without duplication) of the product of the Net Debt of each of AmBev's subsidiaries multiplied by the percentage direct or indirect ownership that AmBev owns in such subsidiaries as of the day prior to the Option Date plus any Net Debt at the AmBev level, in each case as reflected on the March 31 balance sheet of AmBev and such subsidiaries of the year in which the Second Stage Closing Date occurs.


                    (3) "AmBev's Second Stage EBITDA Multiple" means AmBev's
               Second Stage Enterprise Value divided by AmBev's Second Stage EBITDA.

                    a)"AmBev's Second Stage EBITDA" means the sum (without duplication) of the product of the average EBITDA of each operating company that AmBev holds a direct or indirect economic participation in multiplied by the percentage direct or indirect ownership that AmBev owns in such operating company as of the day prior to the Option Date plus 100% of the EBITDA at the AmBev level, in each case for the two fiscal years preceding the year of the Second Stage Closing Date; provided that if AmBev makes an acquisition during such period, the acquired person's EBITDA for the 24-month period representing such fiscal years shall be included, on a pro forma basis, as though AmBev had made such acquisition on the first day of such period; and provided further that if AmBev makes a disposition during such period, the EBITDA associated with the disposed asset for the 24-month period representing such fiscal years shall be excluded, on a pro forma basis, as though AmBev had made such disposition on the first day of such period.


                    (4) "Second Stage Applicable Multiple" means, either (a)
               AmBev's Second Stage EBITDA Multiple, if BAC chose the First Stage Formula Multiple for purposes of the First Stage Applicable Multiple or (b) 8.0, if BAC chose 8.0 for purposes of the First Stage Applicable Multiple.


                    (5) "Quinsa's Second Stage Enterprise Value" means the
               Second Stage Applicable Multiple multiplied by Quinsa's Second Stage EBITDA.

                    a) "Quinsa's Second Stage EBITDA" means the sum (without duplication) of the product of the average EBITDA of each operating company that Quinsa holds a direct or indirect economic participation in multiplied by the percentage direct or indirect ownership that Quinsa owns in such operating company as of the day prior to the Option Date plus 100% of the EBITDA at the Quinsa level, in each case for the two fiscal years preceding the year of the Second Stage Closing Date; provided that if Quinsa makes an acquisition during such period, the acquired person's EBITDA for the 24-month period representing such fiscal years shall be included, on a pro forma basis, as though Quinsa had made such acquisition on the first day of such period; and provided further that if Quinsa makes a disposition during such period, the EBITDA associated with the disposed asset for the 24-month period representing such fiscal years shall be excluded, on a pro forma basis, as though Quinsa had made such disposition on the first day of such period.


                    (6) "Quinsa's Second Stage Equity Value" means (a)
               Quinsa's Second Stage Enterprise Value minus (b) Quinsa's Second Stage Net Debt.

                    a) "Quinsa's Second Stage Net Debt" means the sum (without duplication) of the product of the Net Debt of each of Quinsa's subsidiaries multiplied by the percentage direct or indirect ownership that Quinsa owns in such subsidiaries as of the day prior to the Option Date plus any Net Debt at the Quinsa level, in each case as reflected on the March 31 balance sheet of Quinsa and such subsidiaries of the year in which the Second Stage Closing Date occurs.


                    (7) "BAC's Second Stage Equity Value" means (a) Quinsa's
               Second Stage Equity Value divided by Quinsa's Second Stage Shares Outstanding multiplied by (b) the number of BAC Exchange Shares.

                    a) "Quinsa's Second Stage Shares Outstanding" means the number of Quinsa's shares outstanding, on a fully diluted basis, as of the business day preceding the Second Stage Closing Date.


                    (8) "Preferred Shares Issued to BAC in the Second Stage"
               means the number of Preferred Shares determined pursuant to the following formula set forth below; provided, however, that in no event will Seller have to return shares to AmBev; and provided further that in no event shall the number of Preferred Shares Issued to BAC in the Second Stage exceed 66.67% of the number of Preferred Shares Issued to BAC in the First Stage.



                               (BAC's Second Stage Equity Value x 0.599621 x 0.9207)           Preferred Shares
     Number of Preferred   =   ---------------------------------------------------------   -   Issued to BAC in
     Shares                    AmBev's Second Stage Preferred Share Price                      the First Stage



                    a)"AmBev's Second Stage Preferred Share Price" means, the weighted average (based on the ADR daily trading volume) of AmBev's Preferred ADR Price over the 90-day period preceding the Second Stage Closing Date divided by the number of shares represented by each AmBev ADR.

                    (9) "Common Shares Issued to BAC in the Second Stage"
               means the number of Preferred Shares determined pursuant to the formula set forth below; provided, however, that in no event will Seller have to return shares to AmBev; and provided further that in no event shall the number of Common Shares Issued to BAC in the Second Stage exceed 66.67% of the number of Common Shares Issued to BAC in the First Stage


                       (BAC's Second Stage Equity Value x 0.40037901 x the Applicable
Number of Common       Percentage for Common Shares x 0.9207)                                Common Shares
Shares                 -----------------------------------------------------------------  -  Issued to BAC in the
                    =  AmBev's Second Stage Preferred Share Price                            First Stage



                    (10) "Second Stage AmBev Shares" means Preferred Shares
               Issued to BAC in the Second Stage and Common Shares
               Issued to BAC in the Second Stage.

                               III. DEFINITIONS


          (1) "AmBev's ADR Equivalent Shares Outstanding" means (a) AmBev's total shares outstanding, on a fully diluted basis divided by (b) the number of shares represented by each ADR.

          (2) "AmBev's ADRs" means the American Depositary Receipts (evidencing American Depositary Shares) representing AmBev's Preferred Shares.

          (3) "AmBev Control Group" means the Braco Group, individually or together with Fundacao Antonio e Helena Zerrenner Instituicao Nacional de Beneficiencia and/or any of its affiliates.

          (4) "AmBev Option Date" means, subject to Section 1.04(c) and 1.04(m), any business day in April of any year, beginning in April 2009, designated as such by AmBev upon not less than 30 days' prior written notice to BAC.

          (5) "AmBev's Preferred ADR Price" means the closing price of AmBev's ADRs on the New York Stock Exchange.

          (6) "Applicable Percentage for Common Shares" means 80%, provided that if Seller elected 8.0 as the First Stage Applicable Multiple, the Applicable Percentage for Common Shares shall be 100%.

          (7) "BAC Exchange Shares" means all, but not less than all, of the Remaining Shares, after deducting any Remaining Shares sold to AmBev by BAC prior to the date of the exercise of the Sellers' Option or the AmBev Option or the Exchange contemplated by Section 1.04(c) as the case may be.

          (8) "Braco Group" means, any one or more of Braco S.A., Empresa de Administracao e Participacoes S.A. - ECAP, Marcel Herrmann Telles, Jorge Paulo Lemann, Carlos Alberto Sicupira or their respective affiliates.

          (9) "Change of Control" means any person or group other than the AmBev Control Group shall acquire, directly or indirectly, beneficial ownership (as defined in Rule 13-d under the United States Securities and

Exchange Act of 1934) of a majority of the voting shares of AmBev.

          (10) "EBITDA" means, for any person for any period, the aggregate amount of the consolidated gross profit of such person for such period (determined in accordance with United States GAAP and as reflected in such person's audited financial statements for such period) minus the aggregate amounts of the consolidated selling, general and administrative expenses (including direct distribution expenses) of such persons for such period (determined in accordance with United States GAAP) plus the aggregate amount of the consolidated depreciation and amortization expenses of such person for such period (determined in accordance with United States GAAP).

          (11) "Exchange" means the transfer by Sellers to AmBev of the BAC Exchange Shares in exchange for (i) the Common Shares Issued to BAC in the First Stage, (ii) the Preferred Shares Issued to BAC in the First Stage, (iii) the Common Shares Issued to BAC in the Second Stage and (iv) the Preferred Shares Issued to BAC in the Second Stage.

          (12) "First Stage Closing Date" means, subject to Section 1.04(c) and 1.04(m), the 15th day after the Option Date; provided that, (i) if such day is not a business day the First Stage Closing Date shall be the next succeeding business day and (ii) if, as of such day, any of the conditions to the Exchange set forth in Section 1.04(f) shall not be satisfied, the First Stage Closing Date shall be the first business day after such conditions are satisfied.

          (13) "First Stage Exchange" means the exchange of the BAC Exchange Shares for the First Stage AmBev Shares occurring on the First Stage Closing Date.

          (14) "Net Debt" means, for any date and for any person, the excess of (a) the sum of (i) total consolidated Debt and (ii) the aggregate amount of consolidated accounts payable as of such date (determined in accordance with United States GAAP) with respect to currency swap agreements, currency future or option contracts or other similar agreements (determined in accordance with United States GAAP) over (b) the sum of (i) the aggregate amount of consolidated cash, cash equivalents and marketable securities of such person as of as of such date (determined in accordance with United States GAAP) and (ii) the aggregate amount of consolidated accounts receivable as of such date (determined in accordance with United States GAAP) with respect to any such currency swap agreements, currency future or option contracts or other similar agreements (determined in accordance with United States GAAP).

          (15) "Option Date" means, subject to Section 1.04(c) and 1.04(m), either (a) the Seller Option Date or (b) the AmBev Option Date, as applicable.

          (16) "Preferred Shares" means the preferred shares, without par value, of AmBev.

          (17) "Second Stage Closing Date" means, subject to Section 1.04(c) and 1.04(m), the first anniversary of the First Stage Closing Date or, if such anniversary is not a business day, the next succeeding business day.

          (18) "Second Stage Exchange" means the exchange of the Second Stage AmBev Shares occurring on the Second Stage Closing Date.

          (19) "Seller Option Date" means, subject to Section 1.04(c) and 1.04(m), any business day in April of any year beginning in April 2003; designated as such by BAC upon not less than 30 days prior written notice to AmBev.

                                   EXHIBIT A


                                    SHAREHOLDERS AGREEMENT dated as of [ ],
                           200[ ], among BRACO S.A., a Brazilian corporation ("Braco"), EMPRESA DE ADMINISTRACAO E PARTICIPACOES S.A. ECAP, a Brazilian corporation ("ECAP"), FUNDACAO ANTONIO E HELENA ZERRENNER INSTITUICAO NACIONAL DE BENEFICIENCIA (the "Zerrenner Foundation"), BEVERAGE ASSOCIATES (BAC) CORP., a British Virgin Islands corporation ("BAC"), and COMPANHIA DE BEBIDAS DAS AMERICAS-AMBEV, a Brazilian corporation ("AmBev" or the "Company").


          WHEREAS, Braco, ECAP, and the Zerrenner Foundation and their Permitted Transferees (collectively, the "AmBev Control Group") own [ ]% of the common shares of the Company;

          WHEREAS, pursuant to a Stock Purchase Agreement dated as of May 1, 2002 (the "Stock Purchase Agreement"), between the Company and BAC, BAC will acquire a number of common shares and preferred shares of AmBev determined in accordance with the Stock Purchase Agreement in exchange for all the Remaining Shares (as defined in the Stock Purchase Agreement);

          WHEREAS, the parties hereto desire to provide for certain rights and obligations of BAC in connection with transfers of AmBev common shares by the AmBev Control Group and certain rights of BAC with respect to the governance and management of the Company.

          Accordingly, the parties hereby agree as follows:


                                   Article I

                                   Definitions

          Section 1.01. Definitions. (a) For purposes of this Agreement, the following terms shall have the following meanings:

          "AmBev common shares" means the common shares of the Company.

          "BAC Shareholder" means BAC and Permitted Transferees.

          "Brazilian corporation law" means Brazilian Federal law no. 6.404/76 as amended from time to time, or any other law that supersedes the same.

          "By-laws" means the estatutos sociais, as amended through [ ], of the Company.

          "Members" means the ultimate beneficial owners of the shares of BAC on May 1, 2002.

          "Permitted Transferee" means, (1) with respect to any BAC Shareholder,
(a) any Member or (b)(i) upon the death of any Member, such Member's executors, administrators or testamentary trustees, (ii) any Member's spouse, parents, siblings or descendants or such parents', siblings' or descendants' spouses,
(iii) a trust the beneficiaries of which include only a Member or any of the relatives of such Member specified in clause (b)(ii), (iv) any affiliate of such Member and (v) any affiliate of the persons listed in clauses (b)(i), (ii) or
(iii); and (2)
with respect to any member of the AmBev Control Group, any affiliate of such person; provided in each instance that each such transferee (unless already a party hereto) agrees in a written instrument acceptable to the AmBev Control Group and the Company to be bound by the provisions of this Agreement as if such transferee were an original signatory hereto.


          "Rights" means, in respect of any AmBev common shares, any right, warrant, option or other security, directly or indirectly, to purchase, subscribe for or otherwise acquire, or which is convertible into or exercisable or exchangeable for, or which represents an interest in, AmBev common shares.

          "Shareholders" means the AmBev Control Group and the BAC Shareholders, collectively.

          "Transfer", as to any AmBev common shares means to, directly or indirectly, sell, or in any other way transfer, assign, pledge, distribute, contribute to the legal capital of another company, encumber or otherwise dispose of, or permit any Lien to exist on such shares or any Rights in respect of such shares, either voluntarily or involuntarily and with or without consideration.

          (b) Certain other terms used in this Agreement are defined in Section 6.06(b).


                                   Article II

                               Transfer Provisions

          Section 2.01. Transfers by BAC Shareholders. (a) No BAC Shareholder shall Transfer any AmBev common shares (including any Rights to purchase, subscribe for or otherwise acquire AmBev common shares) held by it now or hereafter held other than in accordance with the provisions of this Article II. Any purported Transfer by a BAC Shareholder of AmBev common shares not in accordance with the provisions of this Article II shall be deemed null and void and shall not be given effect or recognition by the Company. No BAC Shareholder shall Transfer any of the AmBev common shares owned by it for securities or other property except to a Permitted Transferee or pursuant to Section 2.03 or
Section 2.04.

          (b) Any BAC Shareholder may Transfer AmBev common shares to any other BAC Shareholder without compliance with the provisions of Section 2.02.

          Section 2.02. Rights of First Refusal. (a) No BAC Shareholder shall Transfer any of the AmBev common shares owned by it (except to a Permitted Transferee) for consideration other than cash (including deferred payments of cash) and then only if the BAC Shareholder desiring to make the Transfer (hereinafter referred to as the "Transferor") shall have first offered to sell such AmBev common shares to Braco and ECAP (collectively, the " Offerees") as contemplated by this Section 2.02, and such offers shall not have been accepted.

          (b) Offer by Transferor. Copies of the Transferor's offer shall be given to the Offerees and shall consist of an offer to sell to the Offerees, all of the shares then proposed to be transferred by the Transferor (the "Subject Shares") pursuant to a bona fide written offer of a third party for payment in cash, to which copies shall be attached a statement of intention to Transfer to such third party, the name and address of the prospective third-party transferee, the number of Subject Shares involved in the proposed Transfer, and the material terms of such Transfer (including price and payment terms).

          (c) Acceptance of Offer. Within forty-five (45) days after the receipt of the offer described in Section 2.02(b), the Offerees may elect to purchase all, but not less than all, of the Subject Shares by giving notice thereof to the Transferor and to the Company. The Offerees shall purchase the Subject Shares pro rata among themselves (based on the number of AmBev common shares then owned by each such Offeree) or as they shall otherwise agree upon among themselves. The Offerees shall also have a right of oversubscription such that if any other such Offeree declines to purchase its pro rata portion of the Subject Shares, the oversubscribers shall, among themselves, have the right to purchase up to the balance of the Subject Shares. Such right of oversubscription shall be exercised by an oversubscriber in its notice by stating its desire to purchase more than its pro rata portion. If as a result thereof such oversubscriptions exceed the total number of Subject Shares available in respect of such oversubscription privilege, the oversubscribers shall be cut back with respect to their oversubscription on a pro rata basis (based on the number of AmBev shares held by each such Offeree at the time the offer is received) or as they shall otherwise agree among themselves. Within ten (10) days after receipt of notice from the Offerees electing to purchase the Subject Shares the Company shall inform each such Offeree of the amount of shares each such Offeree is entitled to purchase in accordance with this Section 2.02(c) and the date for the closing of the purchase.

          (iii) The closing of the purchase of the Subject Shares shall be as soon as practicable but in any event not later than, thirty (30) days after the notice referred to in clause (c).

          (d) Purchase Price. The purchase price per share for the Subject Shares shall be the price per share offered to be paid by the prospective transferee described in the offer, which price shall be paid in cash or, if so provided in the offer of the prospective transferee, cash plus deferred payments of cash in the same proportions, and with the same terms of deferred payment as therein set forth.

          (e) Closing of Purchase. The closing of the purchase shall take place at a mutually agreeable location and the purchase price, to the extent comprised of cash, shall be paid at the closing, and cash equivalents and documents evidencing any deferred payments of cash permitted pursuant to Section 2.02(d) above shall be delivered at the closing. At the closing, the Transferor shall deliver to the purchaser(s) any required instruments of transfer for the Subject Shares to be sold and shall pay any required transfer taxes.

          (f) Release from Restriction; Termination of Rights. If the offer to sell is not accepted by the Offerees, the Transferor may make a bona fide Transfer to the prospective transferee named in the statement attached to the offer on terms no more favorable to the Transferor than those set forth in the offer, provided that the transferee agrees, in writing, to be bound by the provisions of this Agreement to which the Transferor is subject. If the Transferor shall fail to make such Transfer within seventy-five (75) days following the expiration of the time provided for above the election by the Offerees or, in the event the Offerees revoke an election to purchase the Subject Shares pursuant to Section 2.02(c), within seventy-five (75) days of the date of such notice of revocation, such Shares shall again become subject to all the restrictions of this Section 2.02.

          (g) Public Market Transactions. Notwithstanding the above provisions of this Section 2.02, the following provisions shall apply to any proposed sale by the BAC Shareholders of AmBev common shares in the public market pursuant to ordinary trading activity or an underwritten public offering (but shall not apply to block trades or other prearranged transactions that are the functional equivalent of privately negotiated sales). Prior to selling any AmBev common shares in the public market, the BAC Shareholders shall first offer Braco and ECAP the opportunity to purchase such shares for a cash price equal to the Market Price (as defined below) as of the date such offer is delivered to Braco and ECAP; provided that, if the BAC Shareholders propose to sell the AmBev common shares in a registered public offering, the price at which such AmBev common shares shall be offered to Braco and ECAP shall be determined by reference to the Market Price as of the fifth business day prior to the date on which any registration statement or prospectus relating to such public offering is declared effective or otherwise approved by applicable governmental authorities (the "Pre-Offering Market Price"). Braco and ECAP shall have a period of five business days to either accept or reject the BAC Shareholders' offer to sell at such price. If Braco or ECAP accepts the offer, the closing of the sale and purchase shall occur on the fifth business day after the expiration of the 5-business day period referred to in the preceding sentence. If Braco and ECAP decline the offer, the BAC Shareholders shall have the right to sell the AmBev common shares subject to such offer for cash either (i) in open market transactions or (ii) pursuant to such underwritten public offering at the public offering price determined by such BAC shareholders and the underwriters within 15 business days after the expiration of such 5-business day period, provided the price is no more than 5% less than the Market Price offered to Braco and ECAP, in the case of trades in the open market, or 10% less than the Pre-Offering Market Price offered to Braco and ECAP, in the case of an underwritten public offering. In connection with any proposed underwritten public offering, the BAC Shareholders may also offer to sell the shares proposed to be sold in such public offering to Braco and ECAP before commencement of the registration process, for a cash price equal to the Market Price as of the date such offer is delivered to Braco and ECAP. If Braco and ECAP decline to purchase the shares, and thereafter, when the BAC Shareholders again offer to sell such shares in connection with such public offering to Braco and ECAP at the Pre-Offering Market Price as provided above, if the Pre-Offering Market Price is equal to or higher than the Market Price offered to Braco and ECAP prior to the commencement of the registration process, and Braco and/or ECAP accept such offer at the Pre-Offering Market Price, then Braco and/or ECAP, as the case may be, shall reimburse the BAC Shareholders for the Registration Expenses (as defined in the Registration Rights Agreement between the Company and BAC) incurred in connection with such registration. The term "Market Price" means, as of any date of determination, the weighted average closing price of AmBev's common shares on the BOVESPA or on any other securities exchange upon which the AmBev common shares (or American Depositary Shares representing such shares on a per-common share equivalent basis) may, at such time, be traded, as specified by the BAC Shareholders, over the 15 trading days ending on the day prior to such date.

          (h) Limitations. The provisions of this Section 2.02 shall not apply to sales pursuant to Section 2.03 or 2.04 or Transfers to Permitted Transferees.

          Section 2.03. BAC Shareholders' Tag-Along Rights. (a) If Braco and/or ECAP, individually or together (individually, a "Selling Shareholder" and collectively, the "Selling Shareholders"), intends to Transfer in a single transaction or a series of related transactions (other than to any of their respective affiliates; provided in each instance that each such transferee agrees in a writing to be bound by the provisions of this Agreement as if such transferee were an original signatory hereto) AmBev common shares owned by such Selling Shareholder, such Selling Shareholder shall notify the BAC Shareholders (for purposes of this Section 2.03, the "Tag-Along Shareholder(s)"), in writing, of such proposed Transfer and its terms and conditions. Within ten (10) business days following the date of such notice, each Tag-Along Shareholder shall notify the Selling Shareholder if it elects to participate in such Transfer. Notwithstanding the foregoing, the Tag-Along Shareholder(s) shall be permitted to participate in such Transfer only at such time as (i) Braco and/or ECAP shall have Transferred or shall propose to Transfer AmBev common shares, in a single transaction or a series of related transactions, in an amount equal to (or convertible into) more than fifty percent (50%) of the AmBev common shares owned by Braco and ECAP on the date of the Initial Closing (as defined in the Stock Exchange Agreement) (the "Initial Threshold"), or (ii) a majority of the outstanding shares of Braco and ECAP shall have been Transferred or is proposed to be Transferred.

          (b) Any Tag-Along Shareholder that fails to notify the Selling Shareholder within such ten (10) business day period shall be deemed to have waived its rights hereunder. Each Tag-Along Shareholder that so notifies the Selling Shareholder shall have the right to sell, at the same price and on the same terms and conditions as the Selling Shareholder, an amount of AmBev common shares equal to the number of AmBev common shares the third party actually proposes to purchase multiplied by a fraction, the numerator of which shall be the number of AmBev common shares owned by such Tag-Along Shareholder and the denominator of which shall be the aggregate number of AmBev common shares owned by the Selling Shareholders plus each Tag-Along Shareholder exercising its rights under this Section 2.03 and each shareholder exercising tag-along rights with the Selling Shareholders pursuant to any other agreement with the Selling Shareholders.

          (c) If a Tag-Along Shareholder does not elect to participate in a Transfer in accordance with Section 2.03(a) above, the Selling Shareholder may make a bona fide Transfer to the prospective transferee named in the notice provided by such Selling Shareholder in accordance with the material terms of such proposed Transfer.

          (d) At the closing, each Tag-Along Shareholder that elects to participate in a Transfer shall deliver to the purchaser any required instruments of transfer and or other documents and shall pay any required transfer taxes.

          Section 2.04. Braco's and ECAP's Drag-Along Right. (a) If, at any time and from time to time, Braco and/or ECAP, individually or together (for purposes of this Section 2.04, the "Transferring Shareholders"), wish to Transfer in a bona fide arm's-length sale all or any portion of their AmBev common shares to any Person or Persons who are not affiliates of such Shareholders (for purposes of this Section 2.04, the "Proposed Transferee"), and such sale constitutes a Transfer of AmBev common shares in an amount equal to more than 50% of the AmBev common shares (on a fully diluted basis) then issued and outstanding, then the Transferring Shareholders shall have the right (for purposes of this Section 2.04, the "Drag-Along Right") to require each BAC Shareholder to sell to the Proposed Transferee all or a portion of such BAC Shareholder's AmBev common shares (including any Rights) for the same per share consideration, in the same pro rata portion (as described below) and on the same terms and conditions as proposed to be received by the Transferring Shareholders (less, in the case of Rights, the exercise price for such Rights) then held by such BAC Shareholder. Each BAC Shareholder agrees to take all steps necessary to enable such BAC Shareholder to comply with the provisions of this Section 2.04 to facilitate the Transferring Shareholders' exercise of a Drag-Along Right. The "pro rata portion" each BAC Shareholder shall be required to sell under this Section 2.04 shall be equal to the number of AmBev common shares actually issued to and owned by such BAC Shareholder (or which such Shareholder shall have the Right to acquire) multiplied by a fraction, the numerator of which shall be the number of AmBev common shares (or Rights) the Transferring Shareholders wish to Transfer and the denominator of which shall be the aggregate number of AmBev common shares issued to and beneficially owned by the Transferring Shareholders (or which the Transferring Shareholders shall have the Right to acquire).

          (b) To exercise a Drag-Along Right, the Transferring Shareholders shall give each BAC Shareholder a written notice (for purposes of this Section 2.04, a "Drag-Along Notice") containing (1) the name and address of the Proposed Transferee and (2) the proposed purchase price, terms of payment and other material terms and conditions of the Proposed Transferee's offer. If the proposed purchase price consists in whole or in part of consideration other than cash, the Transferring Shareholders shall provide such information relating to such consideration as the BAC Shareholders may reasonably request in order to evaluate such non-cash consideration. Each BAC Shareholder shall have the right, as a condition to the sale pursuant to the Drag-Along Right, to receive all documentation relating to the sale pursuant to the Drag-Along Right at least ten (10) days prior to the consummation of the sale or within three business days after such later time as the Transferring Shareholders shall have first received such information. Each BAC Shareholder shall thereafter be obligated to sell such BAC Shareholder's pro rata portion of Shares (including any Rights held by such Shareholder), provided that the sale to the Proposed Transferee is consummated within 90 (ninety) days of delivery of the Drag-Along Notice. If the sale is not consummated within such 90-day period, then each BAC Shareholder shall no longer be obligated to sell such BAC Shareholder's AmBev common shares pursuant to that specific Drag-Along Right but shall remain subject to the provisions of this Section 2.04.

          Section 2.05. Preemptive Subscription Right. If at any time after the date hereof, the Company proposes to issue AmBev common shares the BAC Shareholders shall be entitled to the preemptive rights set forth in Article 171 of the Brazilian corporation law, and such issuance shall be conducted in accordance with the provisions thereof.

                                  Article III

                    Governance and Management of the Company

          Section 3.01. Board of Directors. The BAC Shareholders shall have the right to nominate a number of directors of AmBev proportionate to their percentage ownership of the total outstanding AmBev common shares; provided, that the BAC Shareholders shall have the right to nominate at least one director and the AmBev Control Group will vote all of its AmBev shares to elect such director(s) nominated by the BAC Shareholders, as long as the BAC Shareholders continue to own at least 90% of the AmBev common shares acquired by them on the First Stage Closing Date, in the case of elections of directors occurring on or after the First Stage Closing Date but before the Second Stage Closing Date, or at least 90% of the aggregate AmBev common shares acquired by them on the First Stage Closing Date and Second Stage Closing Date, for elections of directors occurring on or after the Second Stage Closing Date. The directors nominated by the BAC Shareholders are referred to as the "BAC Directors".

          Section 3.02. Committees The BAC Director(s) shall be appointed to any committee of the Board created to oversee the Company's operations in Argentina, Bolivia, Chile, Paraguay and Uruguay.

          Section 3.03. Removal; Vacancies. Any BAC Director may only be removed by a vote of the shareholders at a general meeting following a recommendation to that effect by the BAC Shareholders, and the AmBev Control Group agrees to vote at the general meeting all the AmBev common shares owned by it in favor of such removal or suspension. If a vacancy occurs because of the death, disability, resignation or removal of a BAC Director, the BAC Shareholders shall nominate, and the AmBev Control Group shall use reasonable best efforts to cause the Board to elect, a successor to serve until the next general meeting of shareholders.

          Section 3.04. Meetings of Directors. (a) Approval Requirements. So long as the BAC Shareholders own at least 90% of the AmBev common shares acquired by them on the First Stage Closing Date, in the case of actions taken after the First Stage Closing

Date but before the Second Stage Closing Date, or at least 90% of the aggregate AmBev common shares acquired by them on the First Stage Closing Date and Second Stage Closing Date, for actions taken on or after the Second Stage Closing Date, the AmBev Control Group shall instruct its appointed Board members not to approve any of the matters specified in Section 4.01 without the affirmative vote of the BAC Directors.

          SECTION 3.05. Southern Cone Operations. The BAC Directors shall have the right to propose the chief executive of Southern Cone operations appointed by the Board.

                                   Article IV

                           Special Majority Provisions

          Section 4.01. Special Majority Provisions. For so long as the BAC Shareholders own 90% of the AmBev common shares acquired by them on the First Stage Closing Date, in the case of actions taken after the First Stage Closing Date but before the Second Stage Closing Date, or at least 90% of the aggregate AmBev common shares acquired by them on the First Stage Closing Date and Second Stage Closing Date, for actions taken on or after the Second Stage Closing Date, the AmBev Control Group shall vote its AmBev common shares and shall instruct its appointed Board members so as to cause the Company not to, and not to permit any of its subsidiaries to, take, and cause the Board not to approve, any of the actions specified below without the affirmative written consent or vote of the BAC Directors, in the case of action by the Board, and the affirmative vote of the BAC Shareholders, in the case of any action taken at a meeting of shareholders:

     a.   delisting of the Company;

     b. filing for bankruptcy, liquidation or dissolution of the Company or any of its significant subsidiaries;

     c. transactions with either the Company's or the AmBev Control Group's affiliates (other than transactions between the Company and its subsidiaries or between subsidiaries of the Company) outside the ordinary course of business or inconsistent with past practice, involving, in any one transaction or series of transactions with the same affiliate, more than US$5 million in the aggregate;

     d. material changes in accounting principles, except when required by law or the applicable regulations;

     e. changes in dividend policy from the minimum mandatory statutory dividend defined in the By-laws as of the date of this Agreement; and

     f. any amendments to the Company's By-laws adversely affecting the rights of the BAC Shareholders.

                                   Article V

                              Additional Covenants

          Section 5.01. Information Rights. Each BAC Shareholder shall be entitled to receive, and the AmBev Control Group shall cause the Company to provide to each such BAC Shareholder as promptly as practicable after such information is available (i) quarterly consolidated unaudited financial statements and reports of the Company, (ii) consolidated annual audited financial statements and reports of the Company, and (iii) such other information relating to the business, affairs, prospects or condition (financial or otherwise) of the Company as is available to the Company and which legally may be disclosed that such BAC Shareholder may reasonably request.

          Section 5.02. Further Assurances. From time to time, as and when requested by any party, each party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as such other party may reasonably deem necessary or desirable to further assure or give effect to the provisions of this Agreement.

          Section 5.03. Exchange of Common Shares for Preferred. If at any time the BAC Shareholders desire to exchange all or any portion of their AmBev common shares for AmBev preferred shares, Braco agrees to consider such request in good faith and to use reasonable efforts to accommodate such desire, provided that Braco shall not be obligated to exchange any AmBev preferred shares it may own or expend any funds.

                                   Article VI

                               General Provisions

          Section 6.01. Effective Date; Termination. This Agreement shall be effective as of the consummation of the First Stage Exchange (as defined in the Stock Purchase Agreement). The provisions of Articles III and IV of this Agreement shall terminate whenever the BAC Shareholders own less than 90% of the AmBev common shares acquired by them on the First Stage Closing Date, at any time after the First Stage Closing Date but before the Second Stage Closing Date, or less than 90% of the aggregate AmBev common shares acquired by them on the First Stage Closing Date and Second Stage Closing Date, at any time on or after the Second Stage Closing Date. The remaining provisions of this Agreement shall terminate when the BAC Shareholders no longer own any AmBev common shares.

          Section 6.02. Specific Performance. The Shareholders hereto agree that the obligations imposed on them in this Agreement are special, unique and of an extraordinary character, and that in the event of breach by any Shareholder damages would not be an adequate remedy, and each of the other Shareholders shall be (i) entitled to specific performance, including, in the case of Article III and IV, pursuant to Article 118 of the Brazilian corporation law in addition to any damages or any other remedy to which it may be entitled as well as (ii) to have applied by the chairman of any Board meeting and/or of the shareholders' meeting, as the case may be, the provisions of paragraphs 8 and 9 of said
Article 118. The Shareholders further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

          Section 6.03. Assignment. This Agreement and the rights and obligations hereunder shall not be assignable or transferable by any party (including by operation of law in connection with a merger or consolidation of such party) without the prior written consent of the other parties hereto, except that all Permitted Transferees shall be entitled to the benefits and be bound by and subject to the terms hereof. Any attempted assignment in violation of this Section 6.03 shall be void.

          Section 6.04. No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto, the Permitted Transferees and such assigns, any legal rights hereunder.

          Section 6.05. Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by fax or sent, postage prepaid, by registered, certified or express mail or overnight courier service and shall be deemed given when so delivered by hand or fax, or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service), as follows:



         (i) if to the Company,

         [

                              ]

         Attention:

         with a copy to:

         [

                              ]

         Attention:                          ;

         (ii) if to Braco, ECAP or the Zerrenner Foundation,

         [

                              ]

         Attention:

         with a copy to:

         [

                              ]

         Attention:                          ; and

         (iii) if to the BAC Shareholders,

         [

                              ]

         Attention:

         with a copy to:

         [

                              ]

         Attention:

          Section 6.06. Interpretation; Exhibits and Schedules; Certain Definitions. (a) The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein, shall have the meaning as defined in this Agreement. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.

          (b) For all purposes hereof:

          "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person. For the purposes of this definition, control shall mean the direct or indirect participation superior to fifty percent (50%) of the voting capital of a person, entitling the holder to cast the majority of votes in decisions taken in any shareholders meetings, as well as the power to elect the majority of the directors or other administrators in such meeting.

          "including" means including, without limitation.

          "person" means any individual, firm, corporation, partnership, limited liability company, trust, joint venture, governmental agency or body or other entity.

          "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person or by another subsidiary of such first person.

          Section 6.07. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties. An executed counterpart of this Agreement delivered by fax shall be deemed to be an original and shall be as effective for all purposes as delivery of a manually executed counterpart.

          Section 6.08. Entire Agreement. This Agreement, together with the Share Exchange Agreement, the Stock Purchase Agreement and the Operative Agreements, contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter, provided, however, that it (i) shall not supersede or modify any other shareholders' agreement executed by and among shareholders of the Company, and (ii) except as expressly set forth in this Agreement, shall not be deemed to extend any rights or obligations granted pursuant to other agreements to the signatories hereof. None of the parties shall be liable or bound to any other party in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth herein.

          Section 6.09. Severability. If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstances.

          Section 6.10. Registration. This Agreement (to the extent governed by Brazilian law) shall be (i) filed and kept in the Company's headquarters and
(ii) registered with the depositary agent of the AmBev common shares, which depositary agent shall observe and enforce its provisions. The depositary agent shall include in the registry of the shares held by the BAC Shareholders, and in the respective share certificates, the following paragraph:


          "The shares represented by this Certificate (or by this registration, as the case may be) shall not be sold, transferred, assigned, pledged, or encumbered and the rights of the holder of such shares are subject to the terms and conditions of a Shareholders' Agreement dated as of [...], 2002 and filed with the company's headquarters, as such agreement may be amended, modified or supplemented from time to time."

          Section 6.11. Intervening Parties. The Company executes this Agreement for the purpose of consenting to all its terms and conditions, and hereby declares to have filed the Agreement in its headquarters, and undertakes to observe and enforce its provisions in accordance with the Brazilian corporation law. The Company undertakes, further, to send immediate notice to the shareholders in case it becomes aware of any agreement, fact or omission that can entail violation to this Agreement, as well as to take all the necessary actions to maintain this Agreement in full force and effect. The Company shall not be bound by any amendment hereof unless such amendment is filed with the Company. Pursuant to article 118, Paragraph 9 of the Brazilian corporation law, the Parties hereto appoint as their representatives before the Company, the same individuals referred to in Section 6.03 above.

          Section 6.12. Arbitration. (a) Any and all differences, controversies and disputes of any nature whatsoever arising out of or relating to this Agreement, including without limitation any dispute relating to its validity, interpretation, performance or termination, shall be referred to three arbitrators, one of them appointed by the claimants, another appointed by the defendants and the third one appointed by the Court of Arbitration of the International Chamber of Commerce. The arbitrators shall proceed according to the Rules of Arbitration of the International Chamber of Commerce. The arbitration proceedings shall be conducted in the English language and the seat of the arbitration shall be New York, New York. The arbitrators appointed in connection herewith shall be knowledgeable in the laws of the Federative Republic of Brazil and fluent in the English language.

          (b) All submissions and awards in relation to arbitration under this Agreement shall be made in English, and all arbitration proceedings and all pleadings shall be in English. Witnesses not fluent in English may give evidence in their native tongue (with appropriate translation). Original documents in a language other than English shall be submitted as evidence in English translation accompanied by the original or true copy thereof.

          (c) The procedural rules governing arbitration hereunder shall be established by the arbitrators; provided that (1) each party may call upon the other party to supply the arbitrators with documents in such other party's control relevant to the dispute; (2) each party shall be entitled to present the oral testimony of witnesses as to fact and expert witnesses; (3) each party shall be entitled to question directly any witnesses who present testimony to the arbitrators; and (4) at the request of any party, a written transcript in English shall be made of each hearing before the arbitrators and shall be furnished to the parties. The arbitrators may, at the request of any party, order provisional or conservatory measures; provided that to the extent necessary to prevent irreparable damage any party may petition any court of competent jurisdiction for a preliminary injunction, temporary restraining order or other interim equitably relief pending the appointment of the arbitrators in accordance with Section 6.12(a) and action by the arbitrators upon any request for provisional or conservatory measures.


          (d) Each party participating in such arbitration shall pay its own legal fees and expenses incurred in connection with the arbitration and the expense of any witness produced by it. The cost of any stenographic record and all transcripts thereof shall be pro-rated equally among all parties ordering copies and shall be paid by the parties directly to the reporting agency. All other expenses of the arbitration, including required traveling and other expenses and fees of the arbitrators and the expenses of any witness or the cost of any proof produced at the request of the arbitrators, shall be borne as determined by the arbitrators.

          (e) Any award shall be final and not subject to appeal and the parties waive all rights to challenge any award of the arbitrators under this Section
6.12. Any award may be entered or presented by any of the parties for enforcement in any court of competent jurisdiction sitting in New York, New York, and the parties hereby consent to the jurisdiction of such court solely for purposes of enforcement of any award. Each party further agrees that service of any process, summons, notice or document in the manner provided for notices in Section 6.05 shall be effective service for purposes of any such enforcement action.

          Section 6.13. Governing Law. The provisions of Articles III and IV of this Agreement shall be governed by and construed in accordance with the internal laws of the Federative Republic of Brazil and the provisions of the remainder of this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

          IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.


                                         BRACO S.A.,

                                         by
                                           --------------------------

                                         EMPRESA DE ADMINISTRACAO E
                                         PARTICIPACOES S.A. B ECAP,

                                         by
                                           --------------------------


                                         BEVERAGE ASSOCIATES (BAC) CORP.,
                                         by
                                           --------------------------


                                         COMPANHIA DE BEBIDAS DAS
                                         AMERICAS-AMBEV,

                                         by
                                           --------------------------


                                         by
                                           --------------------------


                                         FUNDACAO ANTONIO E HELENA ZERRENNER
                                         INSTITUICAO NACIONAL DE BENEFICIENCIA,

                                         by
                                           --------------------------

                                   EXHIBIT F


                                    SHAREHOLDERS AGREEMENT dated as of [ ],
                           200[], among QUILMES INDUSTRIAL (QUINSA) SOCIETE ANONYME, a Luxembourg corporation (the "Company"), COMPANHIA DE BEBIDAS DAS AMERICAS-AMBEV, a Brazilian corporation ("AmBev"), and BEVERAGE ASSOCIATES (BAC) CORP., a British Virgin Islands corporation [or the entity described in Section
                           5.08 of the Stock Purchase Agreement] ("BAC").

          WHEREAS AmBev and the Company are parties to a Share Exchange Agreement dated as of May 1, 2002 (the "Share Exchange Agreement"), pursuant to which AmBev has, on the date hereof, contributed to the Company or one of its subsidiaries all the shares of capital stock of the subsidiaries of AmBev which manufacture, market, sell or distribute beer in Argentina, Uruguay, Paraguay and Bolivia in exchange for the issuance by the Company to AmBev of 26,388,914 Class B shares, without par value ("Class B Shares"), of the Company;

          WHEREAS AmBev and BAC are parties to a Stock Purchase Agreement dated as of May 1, 2002 (the "Stock Purchase Agreement"), pursuant to which AmBev has, on the date hereof, purchased from BAC 230,920,000 Class A shares, without par value ("Class A Shares"), of the Company;

          WHEREAS AmBev and BAC have also agreed in the Stock Purchase Agreement to provide for the future exchange of the remaining 373,520,000 Class A Shares of the Company owned by BAC on the date of the Stock Purchase Agreement (the "Remaining Shares"), for shares of AmBev, upon the terms and subject to the conditions set forth therein;

          WHEREAS, the Company, AmBev, BAC and [Escrow Agent] have entered into an escrow agreement (the "Escrow Agreement") dated as of the date hereof pursuant to which the [Escrow Agent] agrees to hold the Remaining Shares in escrow until the occurrence of certain events described therein; and

          WHEREAS the Company, AmBev, BAC and [Trustee] have entered into a trust agreement (the "Voting Trust Agreement") dated as of the date hereof pursuant to which BAC has deposited 60,000,000 Class A Shares with the [Trustee] in trust and the [Trustee] is required to vote such shares only upon the instruction of both BAC and AmBev.

          WHEREAS the parties hereto desire to provide for certain rights and restrictions with respect to the governance and management of the Company and certain restrictions upon the direct or indirect sale, assignment, transfer, pledge or other disposition of the Remaining Shares.

          Accordingly, the parties hereby agree as follows:

                                  ARTICLE I

                                  Definitions

          SECTION 1.01. Definitions. (a) For purposes of this Agreement, the following terms shall have the following meanings:

          "Articles" means the Co-ordinated Articles of Incorporation, as amended through [June 8, 2001], of the Company.

          "BAC Shares" means any shares of BAC.

          "Family Member" means any Member and any affiliate (as defined in the Stock Purchase Agreement) thereof.

          "Lien" means any mortgage, lien, pledge, security or other interest, charge, covenant, option, claim, restriction or encumbrance of any kind or nature whatsoever.

          "Member" means the ultimate beneficial owners of the shares of BAC on the date of the Stock Purchase Agreement.

          "Permitted Transfer" means (a) in the case of the Remaining Shares, any Transfer to AmBev and (b) in the case of BAC Shares, Transfers to AmBev, any Member or Family Member.

          "Requisite Percentage" means (a) in the case of AmBev, 40% or more of the Voting Interest and (b) in the case of BAC, 40% or more of the Voting Interest, provided that (i) if BAC's percentage share of the Voting Interest is reduced to less than 50% as a result of the Transfer of Remaining Shares to AmBev, then BAC shall be deemed not to have the Requisite Percentage and (ii) for purposes of determining whether BAC owns the Requisite Percentage, BAC shall be deemed to own all Remaining Shares held by the [Trustee] from time to time under the Voting Trust Agreement.

          "Rights" means, in respect of any security, any right, warrant, option or other security which, directly or indirectly, represents the right to purchase or acquire, or is convertible into or exercisable or exchangeable for, or otherwise represents an interest in, such security.

          "Shareholders" means AmBev and BAC, collectively.

          "Shares" means the Remaining Shares and the BAC Shares, collectively.

          "Transfer", as to any Shares means to sell, or in any other way transfer, assign, pledge, distribute, encumber or otherwise dispose of, or permit any Lien to exist on such Shares or any Rights in respect of such Shares, either voluntarily or involuntarily and with or without consideration.

          "Voting Interest" means the aggregate number of votes entitled to be cast at any meeting of shareholders of the Company by all the Voting Shares of the Company owned by the Shareholders. For the purposes of determining BAC's percentage of the Voting Interest, BAC shall be deemed to own all Remaining Shares held by the [Trustee] from time to time under the Voting Trust Agreement.

          "Voting Shares" means the Class A Shares, the Class B Shares and any other shares of the Company having a right to vote at any meeting of shareholders.

          (b) Terms used herein and not otherwise defined have the meanings assigned thereto in the Stock Purchase Agreement.

                                  ARTICLE II

                      Restrictions Relating to the Shares

          SECTION 2.01. No Transfer of Remaining Shares. BAC shall not, and shall not permit the Members or any affiliate thereof to, directly or indirectly, Transfer, or permit the Transfer of, the Remaining Shares or any BAC Shares or any Rights in respect of the Remaining Shares or the BAC Shares, except for Permitted Transfers (it being understood that a Transfer of BAC Shares to Permitted Transferees will not be deemed to be an indirect Transfer of Remaining Shares).

          SECTION 2.02. Legends on Share Certificates. BAC shall be the registered holder of the Remaining Shares and the shareholders of BAC shall hold all BAC Shares in certificated form or book-entry form. Each certificate representing, or the share registry in respect of, the Remaining Shares or BAC Shares, and any certificate issued, or any entry in the share registry made, upon any Permitted Transfer (other than to AmBev), shall bear the following legend:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE (OR BY THIS REGISTRATION, AS THE CASE MAY BE) ARE SUBJECT TO RESTRICTIONS ON TRANSFER IN ACCORDANCE WITH THE TERMS OF A SHAREHOLDERS' AGREEMENT DATED AS OF [ ], 200[ ], AS THE SAME MAY BE AMENDED OR MODIFIED FROM TIME TO TIME, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICE OF THE ISSUER OF THESE SHARES. NO REGISTRATION OF TRANSFER OF SUCH SHARES WILL BE MADE ON THE BOOKS OF THE ISSUER UNLESS SUCH RESTRICTIONS ARE COMPLIED WITH."

          SECTION 2.03. Stop Transfer. (a) BAC shall not register the Transfer of any BAC Shares, unless the transfer is permitted by Section 2.01.

          (b) The Company and BAC agree that any purported Transfer of Remaining Shares or BAC Shares not permitted by Section 2.01 shall be deemed null and void and shall not be given effect or recognition by the Company or BAC.

          SECTION 2.04. No Acquisition of Company Shares. Except as provided in Article III, (i) BAC will not directly or indirectly, purchase or otherwise acquire, after the date hereof, any Class A Shares or Class B Shares, (ii) BAC will not permit any Family Member to, directly or indirectly, purchase or otherwise acquire, after the date hereof, more than 500,000 Class A Shares or more than 500,000 Class B Shares and (iii) BAC will not, and will not permit any Family Member to, directly or indirectly, purchase or otherwise acquire any other shares of capital stock of the Company (or any interest in, or Rights in respect of, any Class A Shares or Class B Shares (other than those permitted to be acquired pursuant to clause (ii)) or any other shares) except by way of share dividends or distributions on the Remaining Shares or as a result of a Permitted Transfer.

          SECTION 2.05. Transfer of Shares Owned by AmBev. Until the Second Stage Closing Date, (i) AmBev shall not, and shall not permit any of its affiliates to, directly or indirectly Transfer or permit the Transfer (to any person other than an affiliate of AmBev) of, any of the Class A Shares and Class B Shares held by AmBev (including, without limitation the Class B Shares issued pursuant to the Share Exchange Agreement) as of the date of this Agreement, or (ii) create, assume or suffer to exist any Lien on any of the Class A Shares owned by AmBev as of the date of this Agreement. Until the Second Stage Closing Date, each certificate representing, or the share registry in respect of such Class A Shares and any certificate issued or any entry in the share registry made upon any Transfer of any such Class A Shares to an affiliate of AmBev shall bear the following legend:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE (OR BY THIS REGISTRATION, AS THE CASE MAY BE) ARE SUBJECT TO RESTRICTIONS ON TRANSFER IN ACCORDANCE WITH A SHAREHOLDERS AGREEMENT DATED AS OF [ ], 200_, AS THE SAME MAY BE AMENDED OR MODIFIED FROM TIME TO TIME, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICE OF THE ISSUER OF THESE SHARES. NO REGISTRATION OF TRANSFER OF SUCH SHARES AND NO PLEDGE, LIEN OR ENCUMBRANCE THEREON WILL BE MADE OR RECORDED ON THE BOOKS OF THE ISSUER OR IN ANY REGISTRY UNLESS SUCH RESTRICTIONS ARE COMPLIED WITH.

                                 ARTICLE III

                         Preferential Purchase Rights

          SECTION 3.01. AmBev's Preemptive Rights. (a) Until AmBev shall have acquired, after the date hereof, an aggregate of 12 million Class B Shares (as adjusted as provided in Section 3.04), whether under Sections 3.01 or 3.02, in addition to the Class B Shares acquired by AmBev on the date hereof and the Remaining Shares to be acquired by AmBev pursuant to the Exchange, the Company shall not issue, sell or exchange, or agree to issue, sell or exchange, any Class B Shares or Rights in respect of Class B Shares unless the Company shall have first offered to sell such Class B Shares or Rights to AmBev, at a price and on such other material terms and conditions as shall have been specified by the Company to AmBev in a written notice. Any such notice shall constitute an irrevocable offer to sell to AmBev such Class B Shares or Rights, which offer shall remain open for a period of 30 days from the date it is delivered to AmBev. If AmBev shall not notify the Company of its acceptance of the Company's offer and agreement to purchase all the Class B Shares or Rights offered by the Company, the Company may, within the 90 days following the expiration of the 30-day period mentioned above (or, in the case of a public offering of such Class B Shares in any jurisdiction or any other sale which requires regulatory approval in any jurisdiction, within 10 days following the first date on which such Class B Shares may lawfully be sold), sell any or all the Class B Shares or Rights not accepted by AmBev to any other person, but only on terms and conditions (including price) in all material respects no more favorable to the purchasers and no less favorable to the Company than those set forth in the notice to AmBev. Any Class B Shares or Rights not so purchased by AmBev or any other person may not be sold or otherwise disposed of until they are again offered to AmBev in accordance with the provisions of this Section 3.01(a).

          (b) In addition to AmBev's rights under Section 3.01(a), if the Company at any time proposes to effect a capital increase through the issue of shares or Rights of any class or series, AmBev will have the right to subscribe for its "proportionate percentage" of such shares or Rights. For purposes of the preceding sentence, AmBev's "proportionate percentage" shall be the proportion

(expressed as a percentage) of the total economic interest in the Company represented by the shares of the Company owned by AmBev (on a fully diluted basis) immediately prior to such issuance.

          (c) This Section 3.01 and Section 3.05 shall not apply to (i) any issuance of Class B Shares to employees of the Company or any subsidiary of the Company pursuant to employee benefit plans or arrangements approved by the Board of Directors (and shareholders, if required) of the Company (including upon exercise of stock options or any purchase of Class B Shares pursuant to the terms of any such plan or arrangement), (ii) any issuance of Class B Shares in connection with the conversion of Class A Shares to Class B Shares and (iii) any issuance of Class B Shares in connection with any bona fide merger, acquisition or similar transaction approved by the Board of Directors and shareholders of the Company.

          (d) For purposes of this Section 3.01 and Section 3.02, any shares in QIB acquired by AmBev or its affiliates under Section 5.09 of the Share Exchange Agreement, whether or not exchanged for Class B Shares as permitted by such Section 5.09 shall be treated as an acquisition by AmBev of the number of Class B Shares for which such QIB Shares may be exchanged in accordance with such Section 5.09.

          SECTION 3.02. Third Party Shares. The Company will not, directly or indirectly, purchase any shares of capital stock of the Company (or any Rights in respect of any such shares) or shares (or any Rights in respect of any such shares) of QIB (collectively, "Third Party Shares") until the earlier of (a) the second anniversary of the date of this Agreement or (b) the date on which AmBev shall have acquired (or been deemed to have acquired pursuant to Section 3.01(d)) an aggregate of 12 million Class B Shares (as adjusted as provided in
Section 3.04), whether under Sections 3.01 or 3.02, in addition to the Class A Shares acquired by AmBev on the date hereof and the Remaining Shares to be acquired by AmBev pursuant to the Exchange; provided that, notwithstanding the foregoing, the Company shall have a right to acquire from Heineken the QIB shares held by Heineken in accordance with the terms of the Company's agreements with Heineken so long as the Company shall have first offered to AmBev the right to acquire such

QIB shares on the terms set forth in such agreement and AmBev shall not have accepted such offer. If, after the second anniversary of the date of this Agreement, AmBev has not yet acquired (or been deemed to have acquired pursuant to Section 3.01(d)) an additional 12 million Class B Shares (as adjusted as provided in Section 3.04), the Company may acquire Third Party Shares provided it first offers AmBev the opportunity to acquire such Third Party Shares, to the extent of the difference between 12 million and the additional Class B Shares previously acquired (or been deemed to have acquired pursuant to Section 3.01(d)) by AmBev. If AmBev declines the opportunity to purchase such Third Party Shares, the Company may acquire them, but only on terms and conditions (including price) no less favorable to the sellers and no more favorable to the Company than those offered to AmBev. Any Third Party Shares not acquired by AmBev or the Company may not subsequently be acquired by the Company unless AmBev is first offered the opportunity to acquire them to the extent required by, and in accordance with, the provisions of this
Section 3.02.

          SECTION 3.03. No Further Purchases by AmBev. Other than the Remaining Shares, AmBev shall not acquire any additional Class A Shares or any interest therein. After AmBev has acquired (or been deemed to have acquired pursuant to Section 3.01(d)) an additional 12 million Class B Shares (as adjusted as provided in Section 3.04), AmBev shall not purchase or otherwise acquire any Third Party Shares. As among the parties to this Agreement, only the Company may thereafter purchase or otherwise acquire any Third Party Shares.

          SECTION 3.04. Adjustments Upon Changes in Capitalization. For purposes of Sections 3.01, 3.02 and 3.03, the 12 million Class B Shares to be purchased by AmBev shall be appropriately adjusted to give effect to any share dividend, split-up, subdivision or combination of shares or any recapitalization, reclassification, reorganization, consolidation, merger or similar transaction involving the Company.

          SECTION 3.05. BAC's Preemptive Rights. After AmBev has acquired 12 million Class B Shares (adjusted as provided in Section 3.04) as provided in Sections 3.01 and 3.02 and subject to Section 3.01(c), if the Company at any time proposes to effect a capital increase through the issue of shares or Rights of any class or series, BAC will have the right to subscribe for its "proportionate percentage" of such shares or Rights. For purposes of the preceding sentence, BAC's "proportionate percentage" shall be the proportion (expressed as a percentage) of the total economic interest in the Company represented by the shares of the Company owned by BAC (on a fully diluted basis) immediately prior to such issuance and any shares held under the Voting Trust Agreement.

                                  ARTICLE IV

                   Governance and Management of the Company

          SECTION 4.01. Number of Directors. The number of directors constituting the board of directors of the Company (the "Company Board") and the boards of directors of the subsidiaries of the Company (a "Subsidiary Board" and together with the Company Board, the "Boards" and each, a "Board") shall be fixed from time to time by each Board or the shareholders at a general meeting, as applicable, in accordance with their respective charter documents or By-laws or the applicable law, provided that so long as AmBev and BAC each have the Requisite Percentage the number of directors constituting the Company Board shall be an even number (initially 10).

          SECTION 4.02. Nomination of Directors. The composition of each Board shall be determined in accordance with the following provisions:

          (a) For so long as AmBev and BAC each have the Requisite Percentage, each of AmBev and BAC shall have the right to nominate 50% of the directors (and their respective alternates) constituting the Company Board and, in the case of each Subsidiary Board, 50% of the number of directors (and their respective alternates) that BAC is entitled to nominate under such subsidiary's charter documents or by-laws, any existing shareholders agreement or applicable law;

          (b) If either AmBev or BAC has less than the Requisite Percentage, then each of AmBev and BAC shall have the right to nominate a number of directors proportionate to their percentage share of the Voting Interest, determined by multiplying their percentage share of the Voting Interest by the number of directors constituting the entire Board (or, in the case of any Subsidiary Board, the number of directors BAC is entitled to nominate) and rounding upward or downward to the nearest whole number. In the circumstances contemplated in this clause (b), the number of directors constituting each entire Board shall be fixed at such number, subject to the limitations contained in the charter documents or by-laws of the Company or the applicable subsidiary, as will result in AmBev's and BAC's representation on each Board being as close to proportional as possible; and

          (c) Notwithstanding the foregoing, upon the occurrence of the Second Stage Closing Date, all rights of BAC to nominate directors shall terminate immediately, the directors nominated by BAC shall resign effective upon the Second Stage Closing Date and, as promptly as practicable thereafter, including by means of calling a shareholders' meeting, each Board shall be reconstituted to include only directors nominated or approved by AmBev, subject to the rights of any other shareholders under any subsidiary's charter or By-laws or any existing shareholders agreement to nominate directors.

          SECTION 4.03. Election of Directors. At each annual or extraordinary general meeting of shareholders called for the purpose, among other things, of electing directors of the Company or its subsidiaries, as the case may be, the Shareholders shall vote all of their shares of the Company owned by them or their affiliates in favor of the election to each Board of the nominees of AmBev and BAC nominated in accordance with Section 4.02 and against the election of persons nominated in opposition to such nominees.

          SECTION 4.04. Committees. Any committee of each Board shall be comprised of directors nominated by AmBev and BAC in, as nearly as practicable, the same proportion as the representation of the nominees of AmBev and BAC on each entire Board.

          SECTION 4.05. Removal; Vacancies. Each director shall serve until his or her death, disability, resignation or removal. Subject to applicable law, a director may only be removed by a vote of the Shareholders at a general meeting following a recommendation to that effect by the Shareholder who nominated the director, and each Shareholder agrees to vote at the general meeting all the Shares owned by it in favor of such removal or suspension. If a vacancy occurs because of the death, disability, resignation or removal of a director, the Shareholder who nominated the director shall nominate, and each Board shall elect, a successor to serve until the next general meeting of shareholders.

          SECTION 4.06. Meetings of Directors.

          (a) Regular Meetings. Unless otherwise decided by a majority of the entire Company Board, the Company Board shall hold regular meetings monthly at such times as may be from time to time fixed by resolution of the Company Board, and no notice (other than the resolution) need be given as to regularly scheduled meeting. Special meetings of the Company Board may be called and held at any time upon the call of either Co-Chairmen of the Board or at least two members of the entire Company Board, by notice to each director at least three business days before the meeting. Reasonable efforts shall be made to ensure that each director actually receives timely notice of any such special meeting. An annual meeting of the Company Board shall be held without notice immediately following the annual general meeting of the Company.

          (b) Telephonic Meetings. Any or all of the directors may participate in a meeting of any Board by means of telephone, videoconference or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting by such means shall constitute presence in person at such meeting.

          (c) Written Consents. Any action required or permitted to be taken at a meeting of any Board may be taken by unanimous written consent of all the directors to the extent permitted by Luxembourg law.

          (d) Quorum and Approval Requirements. So long as each Board is composed of directors nominated in accordance with Section 4.02(a), the presence in person or by proxy of at least a majority of the directors constituting the entire Board, including at least three

AmBev Directors and three BAC Directors, shall be necessary to constitute a quorum for the transaction of business by each Board and the affirmative vote of a majority of the directors shall be required for any action of each Board, except for those actions which, pursuant to Section 5.01, when applicable, require the affirmative vote of the AmBev Directors and the BAC Directors. So long as the Board is composed of directors nominated in accordance with
Section 4.02(b), the presence in person or by electronic means of at least a majority of the directors constituting the entire Board, including at least two AmBev Directors and two BAC Directors, shall be necessary to constitute a quorum for the transaction of business by each Board and the affirmative vote of a majority of the directors shall be required for any action of each Board except for those actions which, pursuant to Section 5.02, Section 5.03 or
Section 5.04, when applicable, require the affirmative vote of the AmBev Directors or the BAC Directors, as the case may be.

       (e) Election of Co-Chairmen. For so long as AmBev and BAC each have the Requisite Percentage, each of AmBev and BAC shall have the right to elect a Co-Chairman of the Company Board. For so long as AmBev and BAC each have the Requisite Percentage, AmBev and BAC shall jointly appoint a Chairman of each Subsidiary Board.

          SECTION 4.07. Compensation of Directors. The Company may continue the Board compensation policy adopted by resolution dated [ ]. All directors will share equally in any compensation paid to directors in their capacity as such.

          SECTION 4.08. Replacement of CEO. Each of the AmBev Directors and the BAC Directors shall have the right to cause the Board to replace the Company's chief executive officer in the event of "significant under performance" versus the agreed upon operating targets over a period of two consecutive fiscal years. For each fiscal year, the Board and the chief executive officer will agree upon a set of operating targets for such fiscal year and the weight to be assigned to each target. "Significant under performance" means a weighted grade of less than 70% over each of two consecutive fiscal years (reasonably adjusted to reflect any materially adverse effect on the business of the Company and its subsidiaries arising as a result of general economic conditions, political or governmental or regulatory actions, changes or developments in monetary policy (including currency devaluations) or inflation in Argentina or any of the other jurisdictions in which the Company and its subsidiaries conduct business or any merger, material acquisition or divestiture or other extraordinary corporate transaction).

          SECTION 4.09. Articles and By-laws. The Company and each Shareholder shall take or cause to be taken all lawful action necessary to ensure at all times that the Articles of the Company or the charter documents or By-laws of its subsidiaries (subject to the existing rights of shareholders of each subsidiary) are not at any time inconsistent with, and to the greatest extent possible under the applicable laws give effect to, the provisions of this Agreement, it being understood that in the event of any conflict between this Agreement and the Articles, charter documents or By-laws, the Articles, charter documents or By-laws, as applicable, shall control.

          SECTION 4.10. Springing Proxy. Each Shareholder agrees that in the event that it is not present in person or by proxy at a duly called meeting of the shareholders of the Company, it shall be deemed to have granted to the other Shareholder who is so present at such meeting a proxy to vote all of its shares in such other Shareholder's discretion in accordance with the provisions of the Shareholders Agreement. The Shareholders agree to execute separate proxies, powers of attorney or other instruments conforming to the requirements of Luxembourg law to evidence and give effect to the foregoing proxy.

          SECTION 4.11. Exercise of Company's Rights. (a) If the Company or any of its subsidiaries has asserted any rights, claims or defenses under any of its agreements or under applicable law against AmBev or any of its affiliates or if the BAC Directors determine that the Company could reasonably be expected to have any unasserted rights, claims or defenses under any of its agreements or under applicable law against AmBev or any of its affiliates, any decision of the Board with regard to such rights, claims or defenses or with regard to any proceeding at which such rights, claims or defenses are asserted, shall be determined solely by the BAC Directors on behalf of the Company and its subsidiaries.

          (b) If the Company or any of its subsidiaries has asserted any rights, claims or defenses under any of its agreements or under applicable law against BAC or any of its affiliates or if the AmBev Directors determine that the Company could reasonably be expected to have any unasserted rights, claims or defenses under any of its agreements or under applicable law against BAC or any of its affiliates, any decision of the Board with regard to such rights, claims or defenses or with regard to any proceeding at which such rights, claims or defenses are asserted, shall be determined solely by the AmBev Directors on behalf of the Company and its subsidiaries.

          SECTION 4.12. Appointment of Officers. (a) The Chief Executive Officer of the Company shall nominate and the Company Board shall have the right to approve the appointment of the executive officers of the Company and the general manager (or other chief officer) of each operating subsidiary of the Company.

          (b) The chief executive officer of the Company shall have the right to appoint all officers of each subsidiary of the Company (other than the general manager (or other chief officer) of each operating subsidiary) without the approval of the Company Board or the applicable Subsidiary Board.


                                  ARTICLE V

                             Protective Provisions

          SECTION 5.01. First Threshold Protective Provisions. For so long as each of AmBev and BAC owns the Requisite Percentage, the Company shall not, and shall not permit any of its subsidiaries to, take, and neither the Company Board nor any committee of the Company Board nor any Subsidiary Board shall approve, any of the actions specified on Schedule I without the affirmative written consent or vote of a majority of the AmBev Directors and a majority of the BAC Directors, in the case of action by the Company Board or any Subsidiary Board, and the affirmative vote of AmBev and BAC, in the case of any action taken at a meeting of shareholders.

          SECTION 5.02. Second Threshold Protective Provisions. In the event that either AmBev or BAC owns less than the Requisite Percentage but more than 30% of the Voting Interest, the Company shall not, and shall not permit any of its subsidiaries to, take, and neither the Company Board nor any committee of the Company Board nor any Subsidiary Board shall approve, any of the actions specified on Schedule II, without the affirmative written consent or vote of the AmBev Directors or the BAC Directors, as the case may be, in the case of action by the Company Board or any Subsidiary Board, and the affirmative vote of AmBev or BAC, as the case may be, in the case of any action taken at a meeting of shareholders. The provisions of this Section 5.02 shall terminate immediately upon the First Stage Closing Date.

          SECTION 5.03. Third Threshold Protective Provisions. In the event that either AmBev or BAC owns less than 30% of the Voting Interest but at least 15% of the Voting Interest, the Company shall not, and shall not permit any of its subsidiaries to, take, and neither the Company Board nor any committee thereof nor any Subsidiary Board shall approve, any of the actions specified on Schedule III without the affirmative written consent or vote of the AmBev Directors or the BAC Directors, as the case may be, in the case of action by the Company Board or any Subsidiary Board, and the affirmative vote of AmBev or BAC, as the case may be, in the case of any action taken at a meeting of shareholders. The provisions of this Section 5.03 shall terminate immediately upon the Second Stage Closing Date.

          SECTION 5.04. Other Protective Provisions. In addition, so long as either AmBev or BAC owns one-third or more of the Voting Interest, the affirmative vote of AmBev or BAC, as the case may be, shall be required to approve any capital increase of the Company.

                                  ARTICLE VI

                        Representations and Warranties

          SECTION 6.01. Representations and Warranties of the Parties. Each party hereby represents and warrants to each other party as follows:

          (a) Execution and Delivery; Enforceability. This Agreement has been duly and validly executed and delivered by such party and constitutes the legal, valid and binding obligation of such party, enforceable against it in accordance with its terms.

          (b) No Conflicts. The execution and delivery by such party of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Lien upon any of the shares of the Company or BAC owned by such party under, any provision of (i) any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, agreement or arrangement binding upon such party or any of its properties or assets or (ii) any applicable laws or any judgments, orders or decrees of any court or governmental agency or body.

          (c) Legal Proceedings. There are no judgments, orders or decrees of any kind against such party that are unpaid or unsatisfied, nor is there any legal action, suit or other legal or administrative proceeding pending, threatened or reasonably anticipated that could be filed against such party, that would adversely affect the ability of such party to perform its obligations under this Agreement.

          (d) Bankruptcy or Insolvency. Such party has not filed or commenced, or suffered or submitted to the filing or commencement of, any bankruptcy or insolvency proceeding under applicable law.

          SECTION 6.02. Representations and Warranties of BAC. BAC represents and warrants to AmBev that, as of the date of this Agreement:

          (a) BAC owns directly, and has good and valid title to, all the Remaining Shares, free and clear of all Liens.

          (b) None of the Members or any Family Members owns, directly or indirectly, any shares of the Company other than the Remaining Shares owned by BAC and no more than 3,000,000 Class A Shares and 2,000,000 Class B Shares.

                                 ARTICLE VII

                             Additional Covenants

          SECTION 7.01. Information Rights. Each director shall be entitled to receive as promptly as practicable after such information is available (i) quarterly consolidated unaudited financial statements and reports of the Company, (ii) consolidated annual audited financial statements and reports of the Company, and (iii) such other information relating to the business, affairs, prospects or condition (financial or otherwise) of the Company as is available to the Company that such director may reasonably request.

          SECTION 7.02. Restrictions on BAC's Activities. BAC covenants and agrees: (a) not to engage in any other business or activity other than the ownership and disposition of the Remaining Shares in accordance with this Agreement, the Stock Purchase Agreement, the Escrow Agreement and any activities reasonably incidental thereto; (b) not to create, incur or permit to exist any Debt or other monetary liability to third parties other than the Members and their permitted transferees or any Lien upon any of the Remaining Shares except for Liens for the benefit of AmBev; and (c) not to liquidate or dissolve, or merge into or consolidate with, or sell or otherwise Transfer all or substantially all of its assets to, any other person.

          SECTION 7.03. Non-Petition Covenant. BAC covenants and agrees that it will not institute any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any bankruptcy, insolvency or similar law.

          SECTION 7.04. Investment Opportunities. (a) Subject to Section 7.04(d), during the period from the Initial Closing through the tenth anniversary of the date of this Agreement, AmBev will not, and will not permit any of its subsidiaries (other than the Company and its subsidiaries) to, acquire, directly or indirectly, any equity or other ownership interest in, or any substantial assets of, any business involving the manufacture, marketing, sale or distribution of beverages in Argentina, Paraguay, Uruguay, or Bolivia, other than through the Company or one or more of its subsidiaries.

          (b) Subject to Section 7.04(d), during the period from the Initial Closing until the Second Stage Closing Date, AmBev will not, and will not permit any of its subsidiaries to, acquire, directly or indirectly, any equity or other ownership interest in, or any substantial assets of, any beverage or beverage-related business involving the manufacture, marketing, sale or distribution of beverages in Peru or Chile without first offering to the Company and its subsidiaries the opportunity to make such acquisition. If an acquisition opportunity in Peru or Chile should arise, AmBev and BAC will (i) cause to be called, within 30 days of a request therefor by either BAC or AmBev, a meeting of the Company Board to consider the opportunity, (ii) cause to be presented at such meeting a complete description of the acquisition opportunity, including, without limitation, the price proposed to be paid and all other material terms and conditions thereof, (iii) cause management of the Company to present at such meeting its recommendation as to whether the Company and its subsidiaries should pursue the acquisition and, if so, how the acquisition should be financed by the Company and its subsidiaries, and (iv) if the Company's management recommends that the Company pursue the acquisition and that the acquisition should be financed, in whole or in part, through the issuance of the Company's capital stock, cause an investment banking firm of recognized international standing selected by the chief executive officer of the Company and approved by the Company Board, (x) to determine the fair value of the Company and its subsidiaries, as a whole and, based thereon, the cash price per Class B share that should be paid by a person unaffiliated with the Company in connection with a purchase of such shares from the Company; provided that, if the investment banking firm specifies a range for such per share price, the per share price determined by such banker shall be deemed to be the midpoint in the range specified by the investment banking firm (the "Fair Per Share Price") and (y) to present to the Company Board at such meeting a written report of its conclusions. If any AmBev Director votes against pursuit of such an acquisition opportunity by the Company and its subsidiaries, then, subject to Section 7.04(c), AmBev and its subsidiaries (other than the Company and its subsidiaries) shall not thereafter pursue the opportunity or make the proposed acquisition. If the Company Board determines not to pursue the acquisition opportunity but no AmBev Director votes against pursuit thereof, then AmBev and its subsidiaries will have the right, for a period of 12 months from the date on which the Board determines not to pursue the acquisition opportunity, to negotiate and consummate such acquisition on terms no more favorable to AmBev and its subsidiaries than those offered to the Company. If AmBev fails to consummate such acquisition during such 12-month period, the provisions of this Section 7.04 shall again apply to any other acquisition opportunity subject hereto.

          (c) If the Company determines to pursue an acquisition of any capital stock or assets of any business involving the manufacture, marketing, sale or distribution of beverages in Peru, AmBev shall either (i) contribute to the Company cash equal to 50% of the aggregate cash consideration agreed to be paid by the Company for such stock or assets in exchange for the number of Class B shares of the Company determined as set forth below or (ii) pay 50% of the cash consideration agreed to be paid by the Company directly to the person or persons from whom such stock or assets are being acquired in exchange for a 50% ownership interest in such stock or assets. If AmBev elects to make the contribution contemplated by clause (i) above, AmBev shall be entitled to receive the number of Class B shares determined by dividing the aggregate cash contribution required to be made by AmBev by the Fair Per Share Price. If AmBev elects to pay the consideration contemplated by clause (ii) above, AmBev and the Company shall enter into a shareholders agreement with respect to the acquired company or acquisition vehicle containing corporate governance provisions substantially identical to Articles IV and V of this Agreement.

          (d) Notwithstanding the other provisions of this Section 7.04, AmBev and its subsidiaries will not be required to offer to the Company and its subsidiaries an opportunity to acquire, and will not be prohibited from acquiring, directly or indirectly, any equity or other ownership interest in, or any substantial assets of, any person if the primary business of such person is not the manufacture, marketing, sale or distribution of beverages in Argentina, Paraguay, Uruguay, Bolivia, Peru or Chile.

          (e) Nothing in this Section 7.04 shall be deemed to require any AmBev Director or AmBev to approve any such acquisition.

          SECTION 7.05. Further Assurances. From time to time, as and when requested by any party, each party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as such other party may reasonably deem necessary or desirable to further assure or give effect to the provisions of this Agreement.

                                 ARTICLE VIII

                              General Provisions

          SECTION 8.01. Survival; Termination. The representations and warranties in this Agreement and in any certificate delivered pursuant hereto shall survive the execution and delivery of this Agreement. This Agreement shall terminate upon the earlier of (i) the consummation of the Second Stage Exchange (as defined in the Stock Purchase Agreement) and (ii) the expiration of 20 years from the date of this Agreement (or if applicable, the maximum period permitted under applicable law).

          SECTION 8.02. Specific Performance. The Shareholders hereto agree that the obligations imposed on them in this Agreement are special, unique and of an extraordinary character, and that in the event of breach by any Shareholder damages would not be an adequate remedy, and each of the other Shareholders shall be entitled to specific performance and injunctive and other equitable relief to the extent permitted by applicable law in addition to any damages or any other remedy to which it may be entitled, at law or in equity. The Shareholders further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

          SECTION 8.03. Assignment. This Agreement and the rights and obligations hereunder shall not be assignable or transferable by any party (including by operation of law in connection with a merger or consolidation of such party) without the prior written consent of the other parties hereto. Any attempted assignment in violation of this Section 8.03 shall be void.

          SECTION 8.04. No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

          SECTION 8.05. Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by fax or sent, postage prepaid, by registered, certified or express mail or overnight courier service and shall be deemed given when so delivered by hand or fax, or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service), as follows:

(i)      if to the Company,

         [

                                     ]
         Attention:  [     ]

         with a copy to:

         [

                                     ]

                 Attention:  [     ];

        (ii)     if to AmBev,

                 Companhia de Bebidas das Americas -- AmBev
                 Avenida Maria Coelho Aguiar, 215-Bloco F, 6(degree) andar 05801-900 Sao Paulo
                 Brazil

                 Attention:  [     ]

   with a copy to:

                 Cravath, Swaine & Moore
                 Worldwide Plaza
                 825 Eighth Avenue
                 New York, New York  10019


                 Attention:  David Mercado; and

        (iii)    if to BAC,

         [

                                     ]

                 Attention:  [     ]

   with a copy to:

          [

                                     ]

                 Attention:  [     ].


          SECTION 8.06. Interpretation; Exhibits and Schedules; Certain Definitions. The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein, shall have the meaning as defined in this Agreement. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.

          SECTION 8.07. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties. An executed counterpart of this Agreement delivered by fax shall be deemed to be an original and shall be as effective for all purposes as delivery of a manually executed counterpart.

          SECTION 8.08. Entire Agreement. This Agreement, together with the Escrow Agreement, the Stock Purchase Agreement and the other Operative Agreements contemplated therein, along with the Schedules and Exhibits thereto, contain the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter. None of the parties shall be liable or bound to any other party in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth herein or in such other Operative Agreements.

          SECTION 8.09. Severability. If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstances.

          SECTION 8.10. Arbitration. (a) Any and all differences, controversies and disputes of any nature whatsoever arising out of or relating to this Agreement, including without limitation any dispute relating to its validity, interpretation, performance or termination, shall be referred to three arbitrators, all of which shall be appointed by the Court of Arbitration of the International Chamber of Commerce. The arbitrators shall proceed according to the Rules of Arbitration of the International Chamber of Commerce. The arbitration proceedings shall be conducted in the English language and the seat of the arbitration shall be New York City (United States of America). The arbitrators appointed in connection herewith shall be knowledgeable in the laws of the State of New York and fluent in the English language.

          (b) All submissions and awards in relation to arbitration under this Agreement shall be made in English, and all arbitration proceedings and all pleadings shall be in English. Witnesses not fluent in English may give evidence in their native tongue (with appropriate translation). Original documents in a language other than English shall be submitted as evidence in English translation accompanied by the original or true copy thereof.

          (c) The procedural rules governing arbitration hereunder shall be established by the arbitrators; provided that (1) each party may call upon the other party to supply the arbitrators with documents in such other party's control relevant to the dispute; (2) each party shall be entitled to present the oral testimony of witnesses as to fact and expert witnesses; (3) each party shall be entitled to question directly any witnesses who present testimony to the arbitrators; and (4) at the request of any party, a written transcript in English shall be made of each hearing before the arbitrators and shall be furnished to the parties. The arbitrators may, at the request of any party, order provisional or conservatory measures; provided that to the extent necessary to prevent irreparable damage any party may petition any court of competent jurisdiction for a preliminary injunction, temporary restraining order or other interim equitable relief pending the appointment of the arbitrators in accordance with Section 8.10(a) and action by the arbitrators upon any request for provisional or conservatory measures.

          (d) Each party participating in such arbitration shall pay its own legal fees and expenses incurred in connection with the arbitration and the expense of any witness produced by it. The cost of any stenographic record and all transcripts thereof shall be pro-rated equally among all parties ordering copies and shall be paid by the parties directly to the reporting agency. All other expenses of the arbitration, including required traveling and other expenses and fees of the arbitrators and the expenses of any witness or the cost of any proof produced at the request of the arbitrators, shall be borne as determined by the arbitrators.

          (e) Any award shall be final and not subject to appeal and the parties waive all rights to challenge any award of the arbitrators under this
Section 8.10. Any award may be entered or presented by any of the parties for enforcement in any court of competent jurisdiction sitting in New York, New York, and the parties hereby consent to the jurisdiction of such court solely for purposes of enforcement of any award. Each party further agrees that service of any process, summons, notice or document in the manner provided for notices in Section 8.05 shall be effective service for purposes of any such enforcement action.

          SECTION 8.11. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State, except to the extent that the internal governance of the Company is governed by the laws of Luxembourg or the internal governance of any subsidiary of the Company is governed by the laws of the jurisdiction in which such subsidiary is organized, in which case the laws of Luxembourg or such jurisdiction, as the case may be, shall apply to such matter of internal governance.

          IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

                            QUILMES INDUSTRIAL (QUINSA) SOCIETE ANONYME,

                               by
                                  ______________________________



                            COMPANHIA DE BEBIDAS DAS
                            AMERICAS-AMBEV,

                               by
                                 ______________________________




                            BEVERAGE ASSOCIATES (BAC) CORP.,

                               by
                                 ______________________________

                                                                    SCHEDULE I




                     First Threshold Protective Provisions


(a) Operating Issues:

(i) approval of annual operating and capital budgets and any amendments and deviations therefrom, exceeding US$5,000,000 in the case of expense items or US$15,000,000 in the case of balance sheet items;

(ii) approval of capital expenditures or lease commitments exceeding US$15,000,000, which were not included in the budget previously approved;

(iii) entering into any material and/or multi-year contracts or other commitments exceeding US$5,000,000 in the aggregate, including, without limitation, licensing of trademarks or technology;

(iv) entering into any business outside of beverages or outside South America;
and

(v) increases or decreases in product pricing (x) of more than 5% on a cumulative basis, monitored on a monthly basis, if the annual inflation rate in Argentina is up to 15% and (y) of more than 5% on a cumulative basis in real terms (i.e., adjusted for inflation), monitored on a monthly basis, if the annual inflation rate in Argentina is higher than 15%.

(vi) approval of annual operating targets referred to in Section 4.08.

(b) Management Compensation:

Changes in senior management overall compensation and variable compensation policy of the Company, it being contemplated that the Company's and its subsidiaries' compensation scheme will be gradually adapted to AmBev's compensation scheme in terms of base salary, bonus and stock ownership plan(s), during a period of 5 years.

(c) Capital Structure:

(i) issuances, repurchases and any reduction in the number of outstanding shares, options, warrants or rights to acquire shares in (x) the Company or
(y) the Company's
subsidiaries when such issuance, repurchase or reduction is not contemplated by the approved budget, in the case of the Company's subsidiaries in excess of US$15,000,000 in the aggregate per year or US$ 5,000,000 in any instance;

(ii) the incurrence of debt or guarantees that would on a pro forma basis result in net debt to EBITDA ratio to exceed 2.5x and EBITDA to interest expense ratio to be lower than 5.0x, provided that in the event of a material acquisition, these ratios will be adjusted for a period of [ ] months following the date of such acquisition to 5.0x for the net debt to EBITDA ratio and 2.5x for the EBITDA to interest expense ratio;

(iii) the granting of liens or mortgages in excess of US$15,000,000;

(iv) changes in dividend policy or shareholders' distribution policy; and

(v) delisting of the Company.

(d) Mergers and Acquisitions:

(i) merger or sale of the Company or any significant subsidiary;

(ii) any material asset sales or spin-offs exceeding US$15,000,000; and

(iii) material acquisitions of businesses or assets located in Argentina, Paraguay, Uruguay or Bolivia, which were not contemplated in the budget previously approved.

(e) Other Consent Rights:

(i) transactions with either AmBev, or the Company's or AmBev's affiliates, other than transactions on an arms'-length basis;

(ii) change of the external auditors;

(iii) any material changes in accounting principles or policies;

(iv) institution of litigation and similar proceedings outside of the ordinary course of business and waivers of material rights or settlement of litigation outside of the ordinary course of business;

v) changes in the charter or by-laws of the Company or its significant subsidiaries; and

(vi) filing for bankruptcy, liquidation or dissolution of the Company or any of its significant subsidiaries.

                                                                   SCHEDULE II


                    Second Threshold Protective Provisions



(a) delisting of the Company;

(b) filing for bankruptcy, liquidation or dissolution of the Company or any of its significant subsidiaries;

(c) transactions with either AmBev, or the Company's or AmBev's affiliates, outside the ordinary course of business or other than on an arms'-length basis;

(d) any material changes in accounting principles or policies that would have an adverse effect on any component of the valuation formulas in Schedule 1.04 of the Stock Purchase Agreement;

(e) changes in the charter or by-laws of the Company that would have an adverse effect on BAC's rights under this Agreement;

(f) the incurrence of debt or guarantees that would on a pro forma basis result in net debt to EBITDA ratio to exceed 2.5x and EBITDA to interest expense ratio to be lower than 5.0x, provided that in the event of a material acquisition, these ratios will be adjusted for a period of [ ] months following the date of such acquisition to 5.0x for the net debt to EBITDA ratio and 2.5x for the EBITDA to interest expense ratio;

(g) acquisitions and divestitures outside the beverage industry;

(h) change of the external auditors to any firm other than an internationally recognized public accounting firm; and

(i) changes in dividend policy or shareholders' distribution policy.

                                                                  SCHEDULE III


                     Third Threshold Protective Provisions


(a) delisting of the Company;

(b) filing for bankruptcy, liquidation or dissolution of the Company or any of its significant subsidiaries;

(c) transactions with either AmBev, or the Company's or AmBev's affiliates, outside the ordinary course of business or other than on an arms'-length basis;

(d) any material changes in accounting principles or policies that would have an adverse effect on any component of the valuation formulas in Schedule 1.04 of the Stock Purchase Agreement; and

(e) changes in the charter or by-laws of the Company that would have an adverse effect on BAC's rights under this Agreement.

                                   EXHIBIT G


                         REGISTRATION RIGHTS AGREEMENT dated as of [ ], 20[ ],
                    among Beverage Associates (BAC) Corp., a British Virgin Islands corporation ("BAC")and Companhia de Bebidas das Americas-AmBev, a Brazilian corporation (the "Company").

                                R E C I T A L S

     WHEREAS, pursuant to the terms of the Stock Purchase Agreement dated as of May 1, 2002, by and among the Company and BAC (the "Purchase Agreement"), BAC and the Company have agreed, among other things, to provide for the future exchange (the "Exchange") of certain shares of Quilmes Industrial (Quinsa) Societe Anonyme for shares of the Company (the "Company Exchange Shares");

     WHEREAS, the Company has agreed to grant BAC and the Holders (as hereinafter defined) certain registration rights with respect to the Company Exchange Shares or American Depositary Shares representing common or preferred shares of the Company (collectively, the "Company Exchange Shares"); and

     WHEREAS, the Company and BAC desire to define the registration rights of BAC and the Holders on the terms and subject to the conditions herein set forth.

     NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the parties hereby agree as follows:

                                  ARTICLE I

                                  Definitions

     As used in this Agreement, the following terms have the meanings set forth below:

     "Commission" shall mean the United States Securities and Exchange Commission or any other United States federal agency at the time administering the Securities Act;

     "Exchange Act" shall mean the United States Securities Exchange Act of 1934, as amended;

     "Family Member" means any Member and any affiliate thereof;

     "Holder" shall mean BAC or any Member or Family Member who holds Registrable Securities;

     "Member" means the ultimate beneficial owners of the shares of BAC on the date of the Purchase Agreement;

     "Person" shall mean an individual, partnership, joint-stock company, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof;

     "register", "registered" and "registration" shall mean a registration effected by preparing and filing a registration statement in compliance with the Securities Act (and any post-effective amendments filed or required to be filed) and the declaration or ordering of effectiveness of such registration statement;

     "Registrable Securities" shall mean (a) Company Exchange Shares acquired by any Holder pursuant to the Exchange and (b) any common or preferred shares of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the Company Exchange Shares;

     "Registration Expenses" shall mean all expenses incurred by the Company in connection with any registration pursuant to Section 2.01, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration;

     "Securities Act" shall mean the United States Securities Act of 1933, as amended; and

     "Selling Expenses" shall mean all underwriting discounts, income or transfer taxes if any, and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for BAC, the Holders and the Company.

                                  ARTICLE II

                              Registration Rights

     SECTION 2.01. Request for Registration. On any date after the date on which the Company Exchange Shares have been issued to BAC but not later than the fifth anniversary thereof, if the Company shall receive from BAC a written request that the Company effect any registration with respect to the Registrable Securities owned by the Holders (which request shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition thereof), the Company will as soon as practicable, use all reasonable efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as may be so reasonably requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request; provided that the Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Agreement:

          (a) During the period between March 1 and June 30 of each year, to the extent that the Company has not filed the periodic reports required to be filed before June 30 of each year pursuant to Section 12 or 15(d) of the Exchange Act;

          (b) If the Company has previously effected a registration at the request of BAC within 180 days prior to BAC's request for registration pursuant to this Section 2.01;

          (c) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder;

          (d) After the Company has effected three (3) such registrations on behalf of the Holders (the "Registrations"), pursuant to this Agreement and, subject to the provisions below, such registrations have been declared or ordered effective and the sales of such Registrable Securities shall have closed; provided that any requested registration commenced that is subsequently withdrawn at the request of BAC (unless such withdrawal is due to adverse market conditions) shall count towards the Registrations;

          (e) If the Registrable Securities requested by BAC to be registered pursuant to such request do not represent at least 30% of the total Registrable Securities held by the Holders as of the date of this Agreement;

          (f) If at any time (i) while a registration statement relating to a registration is effective, the Company provides written notice to BAC that the Company has determined, in its reasonable business judgment, that it would be materially disadvantageous to the Company (because the sale of Registrable Securities covered by such registration statement or the disclosure of information therein or in any related prospectus or prospectus supplement would materially interfere with or otherwise adversely affect in any material respect any acquisition, financing, corporate reorganization or other material transaction or event, circumstance or development involving the Company (a "Disadvantageous Condition")) for sales of Registrable Securities under such registration statement to be permitted, the Company may on one occasion during any six-month period refrain from maintaining current the prospectus contained in such registration statement for a reasonable period of time specified in such notice or until such Disadvantageous Condition no longer exists (notice of which the Company shall promptly deliver to BAC) but in no event for more than 90 days; and (ii) the Company provides written notice to BAC that the Company has determined, in its reasonable business judgment, that it would be materially disadvantageous to the Company (because of a Disadvantageous Condition) for such a registration statement to be maintained effective, or to be filed or to become effective, and setting forth in general terms the reasons for such determination, the Company shall be entitled to cause such registration statement to be withdrawn or the effectiveness of such registration statement to be terminated, or, in the event no registration statement has been filed, the Company shall be entitled to not file such registration statement, for a reasonable period of time specified in the notice of the

Disadvantageous Condition or until such Disadvantageous Condition no longer exists (notice of which the Company shall promptly deliver to BAC) but in no event for more than 90 days.

          Upon receipt by BAC of any notice from the Company of a Disadvantageous Condition, the Holders shall immediately discontinue use of the prospectus and any prospectus supplement under such registration statement and shall suspend sales of Registrable Securities for the period of time specified in the notice of the Disadvantageous Condition or until such Disadvantageous Condition no longer exists but in no event for more than 90 days. Furthermore, if so directed by the Company by such notice, the Holders will deliver to the Company all copies then in its possession of the prospectus and prospectus supplements then covering such Registrable Securities at the time of receipt of such notice. In the event that the Company makes an election under this Section 2.01, the Holders agree to keep confidential the fact of such election and any information provided by the Company in connection therewith. In the event any registration statement in respect of a registration requested by BAC pursuant to Section 2.01(f) is withdrawn or the effectiveness of such registration statement is terminated, or a registration statement is not filed in respect of such request, in each case pursuant to this Section 2.01(f), then BAC shall have the right to withdraw its request for such registration at any time following receipt of any notice from the Company of a Disadvantageous Condition, and, if the BAC so withdraws its request, the Holders shall be deemed not to have used one of their rights to request a registration under this Agreement and shall continue to have such right.

     SECTION 2.02. Other Shareholders. The registration statement filed pursuant to the request of BAC may, subject to the provisions of Section 2.05 below, include other securities of the Company that are not Registrable Securities which are held by Persons who, by virtue of agreements with the Company or otherwise, are entitled to include their securities in any such registration ("Other Shareholders").

     SECTION 2.03. Underwriting. If the Holders intend to distribute the Registrable Securities by means of an underwriting, BAC shall so advise the Company as a part of its request made pursuant to Section 2.01. If Other

Shareholders request to include other securities of the Company as part of the registration, BAC shall offer to include the securities of such Other Shareholders in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Section 2.05. BAC and the Company shall (together with all Other Shareholders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by BAC and reasonably acceptable to the Company.

          Notwithstanding any other provision of this Article II, if such representative advises BAC in writing that marketing factors (including pricing) require a limitation on the number of shares to be underwritten, the securities of the Company held by Other Shareholders shall first be excluded from such registration to the extent so required by such limitation, before any Registrable Securities are excluded. No Registrable Securities or any other securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If any Other Shareholder who has requested inclusion in such registration as provided above disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the underwriter and BAC. The securities so withdrawn shall also be withdrawn from registration. If the underwriter has not limited the number of Registrable Securities or other securities to be underwritten, the Company and officers and directors of the Company may include its or their securities for its or their own account in such registration if the representative so agrees and if the number of Registrable Securities and other securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

     SECTION 2.04. Form S-3 or Form F-3. Notwithstanding anything to the contrary in Section 2.01, so long as the Company qualifies for registration on Form S-3 or F-3 for secondary sales, any request for registration by BAC shall be a request for registration on Form S-3 or F-3, and shall be subject to the conditions and limitations set forth in Section 2.01.

     SECTION 2.05. Company Registration. (a) Inclusion in Registration. If the Company shall determine to register any of its equity securities either for its own account or for the account of Other Shareholders, other than a registration relating solely to employee benefit plans, or a registration relating solely to a Commission Rule 145 transaction, or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:

     (i) promptly give BAC a written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

     (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request made by BAC within fifteen (15) days after receipt of the written notice from the Company described in Section 2.05(a)(i) above, except as set forth in Section 2.05(b)(ii) below. Such written request may specify all or a part of the Holders' respective Registrable Securities.

          (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise BAC as a part of the written notice given pursuant to
Section 2.05(b)(i). In such event, the right of each of the Holders to registration pursuant to this Section 2.05 shall be conditioned upon such Holders' participation in such underwriting and the inclusion of such Holders' Registrable Securities in the underwriting to the extent provided herein. The Holders whose shares are to be included in such registration shall (together with the Company and the Other Shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for underwriting by the Company. Notwithstanding any other provision of this
Section 2.05, if such representative determines that marketing factors (including pricing) require a limitation on the number of shares to be underwritten, the representative may (subject to the limitations and the allocation priority set forth below) limit the number of Registrable Securities to be included in, or exclude the Registrable Securities from, the registration and underwriting. The Company shall immediately advise all holders of securities of the Company requesting registration of such limitation or exclusion. In the case of a limitation, the number of shares of such securities that are entitled to be included in the registration and underwriting shall be allocated in the following manner: The securities of the Company held by officers, directors and Other Shareholders of the Company (other than Registrable Securities and other than securities held by holders who by contractual right demanded such registration ("Demanding Holders")) shall be excluded from such registration and underwriting to the extent required by such limitation, and, if a limitation on the number of shares is still required, the number of shares that may be included in the registration and underwriting by each of the Holders and Demanding Holders shall be reduced, on a pro rata basis (based on the number of shares held by each such Holder), by such minimum number of shares as is necessary to comply with such limitation. If any of the Holders or any officer, director or Other Shareholder disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

     SECTION 2.06. No Assignment. The registration rights set forth in this
Article II may not be assigned, in whole or in part, to any transferee of Registrable Securities, other than a Member or a Family Member.

     SECTION 2.07. Expenses of Registration. All Registration Expenses and Selling Expenses incurred in connection with any registration, qualification or compliance pursuant to this Article II shall be borne by BAC; provided that in connection with any registration pursuant to Section 2.05, the Company shall be responsible for the Registration Expenses incurred in connection with any such registration and BAC shall be responsible for the Holders' proportionate share of the Selling Expenses.

     SECTION 2.08. Registration Procedures. In the case of each registration effected by the Company pursuant to Article II, the Company will keep BAC advised in writing as to the initiation of each registration and as to the completion thereof. At BAC's expense, the Company will:

          (a) keep such registration effective for a period of one hundred twenty (120) days or until BAC has completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period during which BAC is prohibited from selling any securities included in such registration as a result of a Disadvantageous Condition; and
(ii) in the case of any registration of Registrable Securities on Form S-3 or F-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which includes any prospectus required by Section 10(a) of the Securities Act or reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference in the registration statement of such information included in periodic reports filed pursuant to Section 12 or 15(d) of the Exchange Act;

          (b) furnish such number of prospectuses and other documents incident thereto as BAC from time to time may reasonably request;

          (c) notify BAC at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

          (d) furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed and reasonably satisfactory to the underwriters, if any, and to BAC and (ii) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed and reasonably satisfactory to the underwriters, if any, and if permitted by applicable accounting standards, to BAC.

     SECTION 2.09. Indemnification.

          (a) The Company will indemnify BAC and each Holder, each of its officers and directors, and each person controlling BAC or such Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, with respect to each registration which has been effected pursuant to this Article II, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration under which the Registrable Securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or the Exchange Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse BAC and each Holder, each of its officers, directors and partners, and each person controlling BAC or such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred (as incurred) in connection with investigating and defending any such claim, loss, damage, liability or action; provided, however, that the

Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by BAC, any Holder or any underwriter and stated to be specifically for use therein.

          (b) BAC and each Holder will indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each Other Shareholder and each of their officers and directors, and each person controlling such Other Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration under which the Registrable Securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof made by BAC or such Holder in writing, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements by BAC or such Holder therein not misleading, and will reimburse the Company and such Other Shareholders, directors, officers, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by BAC or such Holder and stated to be specifically for use therein.

          (c) Each party entitled to indemnification under this Section 2.09 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has knowledge of any claim as to which indemnity may be sought, and shall permit the

Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld) and the Indemnified Party may participate in such defense at such party's expense (unless the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in such action, in which case the fees and expenses of counsel shall be at the expense of the Indemnifying Party), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2.09 unless the Indemnifying Party is materially prejudiced thereby. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

          (d) If the indemnification provided for in this Section 2.09 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue (or alleged untrue) statement of a material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with any underwritten public offering contemplated by this Agreement are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall control.

          (f) The foregoing indemnity agreement of the Company, BAC and the Holders is subject to the condition that, insofar as they relate to any loss, claim, liability or damage made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement in question becomes effective or the amended prospectus filed with the Commission pursuant to Commission Rule 424(b) (the "Final Prospectus"), such indemnity or contribution agreement shall not inure to the benefit of any underwriter, BAC or any Holder if a copy of the Final Prospectus was furnished to the underwriter and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

     SECTION 2.10. Information by BAC and the Holders. BAC and the Holders shall furnish to the Company such information regarding BAC and the Holders and the distribution proposed by BAC and the Holders as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Article II.

     SECTION 2.11. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of restricted securities to the public without registration, the Company agrees to:

          (a) make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act ("Rule 144");

          (b) use its reasonable best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

          (c) so long as BAC or any Holder owns any Registrable Securities, furnish to BAC or such Holder upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as BAC or such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holders to sell any such securities without registration.

     SECTION 2.12. Termination. The registration rights set forth in this
Article II shall not be available to any Holder if all of the Registrable Securities then owned by such Holder could be sold in any 90-day period pursuant to Rule 144.


                                 ARTICLE III

                              General Provisions

     SECTION 3.01. Assignment. Subject to Section 2.06, this Agreement and the rights and obligations hereunder shall not be assignable or transferable by any party (including, in the case of the Holders, by operation of law in connection with a merger or consolidation of any Holder) without the prior written consent of the other party hereto.

     SECTION 3.02. No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

     SECTION 3.03. Attorney Fees. A party in breach of this Agreement shall, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement. The payment of such expenses is in addition to any other relief to which such other party may be entitled.

     SECTION 3.04. Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by fax or sent, postage prepaid, by registered, certified or express mail or overnight courier service and shall be deemed given when so delivered by hand or fax, or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service), as follows:

          (a) if to the Company,

              [

                           ]
              Attention of             ;

         with a copy to:

              [

                           ]
              Attention of            ; and

          (b) if to BAC or any Holder,

              [

                           ]
              Attention of             .

     SECTION 3.05. Interpretation; Exhibits and Schedules; Certain Definitions. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Capitalized terms used but not otherwise defined herein shall have the meaning as defined in the Purchase Agreement. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated.

     SECTION 3.06. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties. An executed counterpart of this Agreement delivered by fax shall be deemed to be an original and shall be as effective for all purposes as delivery of a manually executed counterpart.

     SECTION 3.07. Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. None of the parties shall be liable or bound to any other party in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth herein.

     SECTION 3.08. Severability. If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstances.

     SECTION 3.09. Arbitration.

          (a) Any and all differences, controversies and disputes of any nature whatsoever arising out of or relating to this Agreement, including without limitation any dispute relating to its validity, interpretation, performance or termination, shall be referred to three arbitrators, all of which shall be appointed by the Court of Arbitration of the International Chamber of Commerce. The arbitrators shall proceed according to the Rules of Arbitration of the International Chamber of Commerce. The arbitration proceedings shall be conducted in the English language and the seat of the arbitration shall be New York City (United States of America). The arbitrators appointed in connection herewith shall be knowledgeable of New York laws and fluent in the English language.

          (b) All submissions and awards in relation to arbitration under this Agreement shall be made in English, and all arbitration proceedings and all pleadings shall be in English. Witnesses not fluent in English may give evidence in their native tongue (with appropriate translation). Original documents in a language other than English shall be submitted as evidence in English translation accompanied by the original or true copy thereof.

          (c) The procedural rules governing arbitration hereunder shall be established by the arbitrators; provided that (i) each party may call upon the other party to supply the arbitrators with documents in such other party's control relevant to the dispute; (ii) each party shall be entitled to present the oral testimony of witnesses as to fact and expert witnesses; (iii) each party shall be entitled to question directly any witnesses who present testimony to the arbitrators; and (iv) at the request of any party, a written transcript in English shall be made of each hearing before the arbitrators and shall be furnished to the parties. The arbitrators may, at the request of any party, order provisional or conservatory measures.

          (d) Each party participating in such arbitration shall pay its own legal fees and expenses incurred in connection with the arbitration and the expense of any witness produced by it. The cost of any stenographic record and all transcripts thereof shall be pro-rated equally among all parties ordering copies and shall be paid by the parties directly to the reporting agency. All other expenses of the arbitration, including required traveling and other expenses and fees of the arbitrators and the expenses of any witness or the cost of any proof produced at the request of the arbitrators, shall be borne as determined by the arbitrators.

          (e) Any award shall be final and not subject to appeal and the parties waive all challenge to any award of the arbitrators under this Section
3.09. Any award may be entered or presented by any of the parties for enforcement in any court of competent jurisdiction sitting in New York, New York, and the parties hereby consent to the jurisdiction of such court solely for purposes of enforcement of any award. Each party further agrees that service of any process, summons, notice or document in the manner provided for notices in Section 3.04 shall be effective service for purposes of any such enforcement action.

     SECTION 3.10. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

     IN WITNESS WHEREOF, BAC and the Company have duly executed this Agreement as of the date first written above.

                                     BEVERAGE ASSOCIATES (BAC) CORP.,

                                     by
                                        --------------------------------------
                                          Name:
                                          Title:



                                     COMPANHIA DE BEBIDAS DAS AMERICAS-AMBEV,

                                     by
                                        --------------------------------------
                                          Name:
                                          Title:


                                     by
                                        --------------------------------------
                                          Name:
                                          Title: